                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                     ULTRAMAR DIAMOND SHAMROCK CORPORATION
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

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                           ULTRAMAR DIAMOND SHAMROCK
                                  CORPORATION

                            NOTICE OF ANNUAL MEETING
                              AND PROXY STATEMENT

                   FOR ANNUAL MEETING TO BE HELD MAY 6, 1997

                            NOTICE OF ANNUAL MEETING
                                  MAY 6, 1997

TO THE STOCKHOLDERS OF ULTRAMAR DIAMOND SHAMROCK CORPORATION

     The Annual Meeting of Stockholders (the "Annual Meeting") of Ultramar Diamond Shamrock Corporation (the "Company" or "Ultramar") will be held at the Omni Mandalay Hotel at Las Colinas, 221 East Las Colinas Boulevard, Irving, Texas 75039 on Tuesday, May 6, 1997 at 10:00 a.m. Central Standard Time, for the following purposes:

          1. To elect four directors to serve for a three-year term expiring in 2000 (Proxy Item 1);

          2. To approve the Company's Non-Employee Director Equity Plan (Proxy
     Item 2);

          3. To ratify the appointment of independent accountants for 1997 (Proxy Item 3); and

          4. To transact any other business which may be properly brought before the Annual Meeting.

     Holders of record of the Company's common stock (the "Common Stock") at the close of business on March 12, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

April 8, 1997

BY ORDER OF THE BOARD OF DIRECTORS

PATRICK J. GUARINO
Executive Vice President,
General Counsel, and Secretary

ULTRAMAR DIAMOND SHAMROCK CORPORATION
9830 Colonnade Boulevard
P.O. Box 696000
San Antonio, Texas 78269-6000
Telephone: (210) 641-6800

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY, AND RETURN IT IN THE ENVELOPE PROVIDED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE ANNUAL MEETING, MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES, AND INVITED GUESTS OF THE COMPANY.

                                PROXY STATEMENT

                              GENERAL INFORMATION

INTRODUCTION

     The Board of Directors (the "Board") of the Company is soliciting proxies to be voted at the 1997 Annual Meeting to be held in Irving, Texas on May 6, 1997, and at any adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 8, 1997.

SHARES VOTING

     Holders of shares of the Common Stock at the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote shares held on that date at the Annual Meeting. As of the close of business on the Record Date, there were 74,743,760 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote at the Annual Meeting. A majority of such outstanding shares of Common Stock, represented in person or by proxy, is necessary to provide a quorum at the Annual Meeting.

VOTING OF PROXIES

     This proxy solicitation is intended to afford stockholders the opportunity to vote regarding the election of directors, approval of the Company's Non-Employee Director Equity Plan (the "Director Equity Plan"), the appointment of the Company's independent accountants for 1997, and in respect of such other matters, if any, as may be properly brought before the Annual Meeting.

     It is the Company's policy for the Annual Meeting that all returned proxies, ballots, and other voting materials used in connection with the Annual Meeting that identify the votes of specific stockholders will be kept confidential and made available only to certain persons involved in the receipt, counting, tabulation, or solicitation of proxies who have agreed to maintain stockholder confidentiality. Access to voted proxies, ballots, and other voting materials will not be restricted where stockholders seek to communicate with management by writing comments on their proxy cards or otherwise disclose their vote to management or where disclosure may be required by applicable law. In limited circumstances, such as proxy solicitation based on an opposition proxy statement or a policy solicitation on a matter requiring a vote of more than a majority of the shares represented at the Annual Meeting, this policy could be suspended by the Board.

     A proxy may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the Annual Meeting, by execution of a subsequent proxy, or by voting in person at the Annual Meeting. Where a stockholder's proxy specifies a choice with respect to a matter, the shares will be voted accordingly. IF NO SUCH SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR IDENTIFIED BELOW, FOR THE APPROVAL OF THE DIRECTOR EQUITY PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS, AND IN THE MANNER THAT THE APPOINTED PROXIES DETERMINE WITH RESPECT TO OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

ANNUAL REPORT

     The annual report for the Company's fiscal year ended December 31, 1996, including financial statements which present the financial position and results of operations of Diamond Shamrock, Inc. ("Diamond"), which was merged with and into the Company effective December 3, 1996 (the "Merger"), and of the Company on a combined basis for the last three fiscal years, is being furnished with this Proxy Statement to stockholders of record as of the Record Date. The annual report does not constitute a part of the proxy solicitation materials.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON THE PROXY)

     The By-Laws of the Company (the "By-Laws") provide that the directors will be classified into three classes. The directors of each class serve for a term of three years and until their successors are elected and qualified.

     Information regarding the nominees proposed by the Board for election at the Annual Meeting and the other directors of the Company whose terms expire after the Annual Meeting is set forth below. Mr. Allumbaugh, Mr. Biggs, Ms. Ortega, and Ms. Saint-Jacques have been nominated for election to the class of directors whose terms expire at the 2000 Annual Meeting. Each nominee is presently serving as a director of the Company.

     A plurality of the votes of the Common Stock cast at the Annual Meeting, or any adjournment thereof, is required to elect directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If a nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons named therein for a substitute designated by the Board.

     THE PERSONS NAMED IN THE PROXY WILL VOTE FOR THE NOMINEES LISTED BELOW EXCEPT WHERE AUTHORITY HAS BEEN WITHHELD.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     BYRON ALLUMBAUGH, age 65, is the former Chief Executive Officer of Ralphs Grocery Company in Los Angeles, California. Mr. Allumbaugh is a member of the board of directors of El Paso Natural Gas Company, H. F. Ahmanson & Company, C.
K. E. Restaurants and the Orange County Performing Arts Center. In addition, Mr. Allumbaugh is President of the California Retailers Association and a member of the Board of Governors of the Food Employers Council. Mr. Allumbaugh serves on the Compensation Committee and on the Public Responsibility Committee. He has been a director of the Company since 1992.

     E. GLENN BIGGS, age 63, is President of Biggs & Co., (a corporation engaged in developmental projects and financial planning). He was the Chairman and Chief Executive Officer of Gill Companies until July 1989. Mr. Biggs served as the Vice Chairman of the Board and Chairman of the Executive Committee of InterFirst Bank San Antonio, N.A. until May 1987. He is a director of Central and Southwest Corporation, Southwestern Bancorp, Inc. and director and Chairman of the Board of Bolivian Power Corporation. Mr. Biggs serves as Chairman of the Public Responsibility Committee and is a member of the Finance and Planning Committee. He was a director of Diamond from 1987 until he became a director of the Company in December, 1996 effective with the Merger.

     KATHERINE D. ORTEGA, age 62, was an alternate representative of the United States to the 45th General Assembly of the United Nations 1990-1991. She served as the 38th Treasurer of the United States, from 1983 to 1989. Prior to joining the Treasury Department as Treasurer, Ms. Ortega served as a Commissioner on the Copyright Royalty Tribunal, and was a member of the President's Advisory Committee on Small and Minority Business. Ms. Ortega is a director of Ralston Purina Company, Long Island Lighting Company, The Paul Revere Corporation, Rayonier, Inc., and the Kroger Co. She also serves as a director of Catalyst, and is a member of the United States Comptroller General's Consultant Panel. Before entering government, Ms. Ortega practiced as a certified public accountant. Ms. Ortega serves on the Public Responsibility Committee and on the Audit Review Committee. She was a director of Diamond from 1989 until she became a director of the Company effective with the Merger.

     MADELEINE SAINT-JACQUES, age 61, is Chairman of the board of Saint-Jacques Vallee Young and Rubicam Inc. in Montreal, Canada. From 1990 through 1994, she was President of Young & Rubicam, and from 1978 through 1990, she served as their Executive Vice President and Managing Director. Ms. Saint-Jacques is a member of the board of directors of Tele-Metropole Inc., Les Reseaux Premier Choix, Inc., St. Mary's Hospital Foundation and the Terry Fox Humanitarian Award Program. Ms. Saint-Jacques is also a member of the Board of Governors, Inno-Centre Quebec, a member of the Board of Associate Governors, University of

Montreal and Vice President of Societe d'edition de la revue Forces. Ms. Saint-Jacques serves on the Public Responsibility Committee. She has been a director of the Company since 1992.

DIRECTORS WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING

     W. E. "BILL" BRADFORD, age 62, is Chairman and Chief Executive Officer of Dresser Industries, Inc. Mr. Bradford has been with Dresser Industries, Inc. since 1970 and has held various positions in production and management. In 1988 Mr. Bradford was appointed President and Chief Executive Officer of Dresser-Rand Company. He was elected President and Chief Operating Officer in March 1992, President and Chief Executive Officer in November 1995, and to his present position in December 1996. Mr. Bradford serves on the Board of Directors of Dresser Industries, Inc. and of Oryx Energy Company. Mr. Bradford serves on the Compensation Committee. He was a director of Diamond from 1992 until he became a director of the Company in December, 1996 effective with the Merger.

     ROGER R. HEMMINGHAUS, age 60, is Chairman of the Board and Chief Executive Officer of the Company. Mr. Hemminghaus is a director of Luby's Cafeterias, Inc. and Southwestern Public Service Co. and is the Chairman of the board of directors of the Federal Reserve Bank of Dallas. Mr. Hemminghaus was the Chairman, Chief Executive Officer, and President of Diamond prior to the Merger. He served as a director of Diamond from 1987 until he became Chairman of the Board and Chief Executive Officer of the Company in December, 1996 effective with the Merger.

     RUSSEL H. HERMAN, age 66, is a former owner and principal of International Energy Consultants Ltd., a firm which provided consulting services to senior management in the international energy industry. Prior to that, Mr. Herman was with Exxon Corporation as President and Chief Executive Officer for the Asia-Pacific area and Executive Vice President for Exxon's petroleum business in Europe. Mr. Herman is a member of the Industrial and Professional Advisory Council of the College of Engineering at Pennsylvania State University and was named an Honor Engineering Alumnus and also an Alumni Fellow of that university. He is on the national board of directors of Recording for the Blind & Dyslexic and the board of its Connecticut unit, and is a member of the board of Greenwich Land Trust. He is also active with the United Way of Greenwich, CT. He has been a director of the Company since 1992.

     C. BARRY SCHAEFER, age 58, has been a Managing Director with The Bridgeford Group, a merger and acquisition subsidiary of the Industrial Bank of Japan, since 1992. From 1989 through 1991, he was a senior advisor with Dillon Read & Co., Inc., an investment banking group, and prior to that he served as an Executive Vice President of Union Pacific Corporation. Mr. Schaefer serves as Chairman of the Compensation Committee, and as a member of the Audit Review Committee. He has been a director of the Company since 1992.

DIRECTORS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING

     H. FREDERICK CHRISTIE, age 63, is a consultant specializing in strategic and financial planning. He retired, effective January 1, 1991, as Chairman and Chief Executive Officer of The Mission Group, the non-utility subsidiary of SCE Corp. Prior to that he served as President of Southern California Edison Company. Mr. Christie is a director or trustee of eighteen mutual funds under the Capital Research and Management Company and a director of AECOM Technology Corporation, Great Western Financial Corporation, International House of Pancakes, Inc., Ducommon, Incorporated, Southwest Water Company and Great Western Bank. Mr. Christie serves on the Audit Review Committee and on the Finance and Planning Committee. He has been a director of the Company since 1992.

     W. H. CLARK, age 64, is the retired Chief Executive Officer and Chairman of the Board of Directors of Nalco Chemical Company. He was the President and Chief Executive Officer of Nalco Chemical Company from 1982 until 1990, and Chairman of the Board of Directors and Chief Executive Officer of that company from 1984 until 1994. Mr. Clark is President of W. "H" Clark Associates, Ltd., and is a member of the Board of Directors of Merrill Lynch Corp.; NICOR, Inc. and its principal subsidiary, Northern Illinois Gas Company; USG Corporation and its subsidiary, United States Gypsum Co.; James River Corporation; and

Bethlehem Steel Corporation. Mr. Clark serves on the Compensation Committee. He served as a director of Diamond from 1994 until he became a director of the Company in December, 1996 effective with the Merger.

     JEAN GAULIN, age 54, is Vice-Chairman of the Board, President, and Chief Operating Officer of the Company. Prior to the Merger, he had been the Chairman of the Board of the Company and Chief Executive Officer since the Company's formation in 1992. From July 1989 through January 1992, Mr. Gaulin was Chief Executive Officer of Ultramar PLC, a leading international integrated oil and gas company, engaged in exploration, production, development, refining, and marketing, that was the Company's predecessor. Prior to that, Mr. Gaulin was President of Ultramar Canada Inc. Mr. Gaulin serves on the board of directors of Quebec Telephone Inc., Crane Co., and Medusa Corporation. He has been a director of the Company since 1992.

     BOB MARBUT, age 61, has been Chairman and Chief Executive Officer of Argyle Communications, Inc. since January 1992 and Chairman and Chief Executive Officer of Argyle Television, Inc. since August 1994. He was Chairman and Chief Executive Officer of Argyle Television Holding, Inc. from its founding in March 1993 until April 1994. Prior to 1992, Mr. Marbut was President and Chief Executive Officer of Harte-Hanks Communications, Inc. for 20 years and served one year as Vice Chairman of that Company. He is a director of Tupperware Corporation, Tracor, Inc., Argyle Television, Inc., and Katz Media Group, Inc. He is chairman of the Audit Review Committee and serves on the Finance and Planning Committee. He served as a director of Diamond from 1990 until he became a director of the Company in December, 1996 effective with the Merger.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The management of the Company is under the direction of its Board. The Board has established Audit Review, Compensation, Finance and Planning, and Public Responsibility Committees. The Board held a total of six meetings in 1996. Attendance at the meetings of the Board and Board Committees, other than the Finance and Planning Committee, was 100%. Attendance at the meetings of the Finance and Planning Committee was 98%.

BOARD COMMITTEES

     AUDIT REVIEW COMMITTEE. Bob Marbut (Chairman), H. Frederick Christie, Katherine D. Ortega, and C. Barry Schaefer serve as members of the Audit Review Committee. The Audit Review Committee reviews the professional services provided by the Company's independent accountants. The Committee's review includes the scope of the audit by the Company's independent accountants, the annual financial statements of the Company, the annual audit report of the independent accountants, the adequacy of the Company's internal accounting controls, and such other matters with respect to the accounting, auditing, and financial reporting practices and procedures of the Company as it finds appropriate or as may be brought to its attention. The Audit Review Committee held three meetings in 1996.

     COMPENSATION COMMITTEE. C. Barry Schaefer (Chairman), Byron Allumbaugh, W.
E. Bradford, and W. H. Clark serve on the Compensation Committee. The Compensation Committee establishes executive compensation policy, administers the incentive compensation, stock options, and certain benefit plans of the Company, and approves the salaries and other benefits of the executive officers. In addition, this Committee advises and consults with the Company's management regarding the compensation policies and practices of the Company applicable to other employees. The Compensation Committee held 12 meetings in 1996.

     FINANCE AND PLANNING COMMITTEE. Russel H. Herman (Chairman), E. Glenn Biggs, H. Frederick Christie, and Bob Marbut serve on the Finance and Planning Committee. The Finance and Planning Committee reviews and makes recommendations to the Board with regard to the overall financial structure, financial condition, and financial capacity of the Company, including consideration of such financial matters as material corporate borrowings, investments, capital expenditures, and long-term commitments. In addition, it reviews and makes recommendations to the Board with respect to the Company's annual budget and five-year business plan. The Finance and Planning Committee held four meetings in 1996.

     PUBLIC RESPONSIBILITY COMMITTEE. E. Glenn Biggs (Chairman), Byron Allumbaugh, Madeleine Saint-Jacques, and Katherine D. Ortega serve on the Public Responsibility Committee. The Public Responsibility Committee reviews and monitors the Company's policies, programs, and practices which significantly affect such responsibilities as environmental protection, safety and health, equal employment opportunity, and business conduct. The Committee, after consultation with management, recommends policies, practices, and programs to the Board regarding the Company's relationships with its various constituencies. In addition, this Committee has responsibility for considering the composition, structure, and functioning of the Board, and for selecting nominees for election as directors of the Company. The Public Responsibility Committee and its predecessor, the Nominating Committee, held one meeting in 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year, C. Barry Schaefer (Chairman), Byron Allumbaugh, W. E. Bradford, W. H. Clark, H. Frederick Christie, and Stanley H. Hartt served on the Company's Compensation Committee. None of those individuals has ever been an officer or employee of the Company or its subsidiaries. No executive officer of the Company has served as a member of the board of directors or the compensation committee of any company whose executive officers include a member of the Board or the Compensation Committee of the Company.

NOMINATIONS FOR DIRECTOR

     The Public Responsibility Committee is responsible for considering the composition, structure, and functioning of the Board, and for selecting nominees for election as directors of the Company. Stockholders wishing to nominate director candidates for consideration by the Public Responsibility Committee may do so by writing the Secretary of the Company and giving the candidate's name, biographical information, qualifications, and class or series and number of shares of capital stock of the Company beneficially owned by the nominee. Such notice must also set out the name and address of the stockholder giving the notice, the class or series and number of shares of capital stock of the Company beneficially owned by such stockholder, a description of any arrangements relating to the nomination between the stockholder and the nominee or any other person, and a representation that the stockholder intends to appear in person to make the nomination. Such notice must be accompanied by the consent of the nominee to serve if elected. The By-Laws of the Company require that notice of nominations by the stockholders of persons for election as directors at annual meetings of the Company be delivered not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding meeting; provided, that if the annual meeting is called for a date that is not within 30 days of such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the first to occur of the day on which the notice of such annual meeting was mailed or the date of the public disclosure of the date of the annual meeting.

DIRECTORS' FEES AND RELATED INFORMATION

     Directors who are not employees of the Company receive an annual retainer of $28,000 plus $2,000 per day for attendance at each meeting of the Board. Non-employee directors who serve on committees of the Board also receive $1,000 per day for committee meetings attended with the chairmen receiving $1,500 per day for chairing meetings of those committees. Directors who are employees of the Company are not compensated for their Board and committee service.

     Under the Director Equity Plan (see "Approval of Non-Employee Director Equity Plan -- Terms and Conditions of Restricted Shares") all non-employee directors will receive at least one-half of their annual retainer, with an election to receive up to 100% of their retainer, in restricted shares of Common Stock. The shares vest in 20% increments each year over five years and carry full voting and dividend rights from the time of grant.

     In addition to the grant of restricted shares, all non-employee directors will be eligible to receive an annual grant of options to purchase 1,000 shares of Common Stock. Except in certain situations, 100% of the options become exercisable one year from the date they are granted and expire ten years from the date granted. The exercise price will be equal to the closing price of the Common Stock as reported on the New York Stock Exchange (the "NYSE") on the date of grant.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The table below sets forth the share ownership of the Company's directors and executive officers as of March 15, 1997. As of that date, no director or executive officer beneficially owned 1% or more of the Common Stock, and all directors and executive officers as a group beneficially owned approximately 2.4% of the Common Stock, and no shares of the Company's 5% Cumulative Convertible Preferred Stock were beneficially owned by any director or executive officer. Unless otherwise indicated in the footnotes to such table, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown:

                                                                               UNRESTRICTED      TOTAL
                                                                                  SHARES         SHARES
                                                 RESTRICTED   SHARES SUBJECT   BENEFICIALLY   BENEFICIALLY
                     NAME                        SHARES(1)     TO OPTION(2)       OWNED          OWNED
                     ----                        ----------   --------------   ------------   ------------
Byron Allumbaugh...............................     3,895                          4,713           8,608
E. Glenn Biggs.................................     3,895           3,060          8,275          15,230
W. E. Bradford.................................     3,895           3,060          2,933           9,888
H. Frederick Christie..........................     3,895                          5,400           9,295
W. H. Clark....................................     3,895           3,060          1,487           8,442
Jean Gaulin....................................                   516,500         52,000         568,500
Patrick J. Guarino.............................                   140,000         14,626         154,626
Roger R. Hemminghaus...........................     6,912         159,153        104,650(3)      263,803
Russel H. Herman...............................     3,895                         12,800          16,695
William R. Klesse..............................     1,556          43,312         40,638          85,506
Bob Marbut.....................................     3,895           3,060         12,605          19,560
J. Robert Mehall...............................     1,556          39,506         31,098          72,160
Katherine D. Ortega............................     3,895           3,060          2,359           9,314
Madeleine Saint-Jacques........................     1,948                          4,334           6,282
C. Barry Schaefer..............................     1,948                          3,407           5,355
John G. Drosdick...............................                                   32,009          32,009
All directors and executive officers as a group
  (23 persons).................................    85,253       1,349,175        353,537       1,787,965

---------------

(1) Includes shares of restricted stock issued under the Long-Term Incentive Plans of Diamond and converted to shares of the Company in the Merger, and grants under the Director Equity Plan, the vesting of which is contingent on the passage of time or continued service. See "The Board of Directors and Its Committees -- Directors' Fees and Related Information" and "Compensation of Executive Officers."

(2) Includes shares of Common Stock which may be acquired within 60 days through the exercise of options granted under the Long-Term Incentive Plans. See "Compensation of Executive Officers."

(3) Includes 11,872 shares of Common Stock with respect to which Mr. Hemminghaus acts as trustee. Mr. Hemminghaus disclaims beneficial ownership of such shares.

     The following table contains certain information regarding persons who the Company has been advised are beneficial owners of 5% or more of the Common Stock as of the dates indicated in the footnotes to the table.

                                                            AMOUNT AND
                   NAME AND ADDRESS                         NATURE OF
                  OF BENEFICIAL OWNER                    BENEFICIAL OWNER    PERCENT OF CLASS
                  -------------------                    ----------------    ----------------
Brinson Partners, Inc..................................     6,382,032(1)           8.5%
209 South La Salle St.
Chicago, IL 60604-1295

J.P. Morgan & Company..................................     6,096,361(2)           8.1%
60 Wall Street
New York, NY 10260

The Equitable Companies Incorporated...................     5,984,568(3)           8.0%
787 Seventh Ave.
New York, NY 10019

---------------

(1) According to Schedule 13G filed as of December 31, 1996 with the Securities and Exchange Commission by Brinson Partners, Inc. ("BPI") on behalf of itself, Brinson Trust Company ("BTC"), Brinson Holdings, Inc. ("BHI"), SBC Holding (USA), Inc. ("SBCUSA"), and Swiss Bank Corporation ("SBC"), BPI, BHI, SBCUSA, and SBC share dispositive and voting power with respect to 6,382,032 shares of the Common Stock, including 1,265,578 shares of Common Stock as to which they share voting and dispositive power with BTC.

(2) According to Schedule 13G filed as of December 31, 1996 with the Securities and Exchange Commission by J.P. Morgan & Co., Inc. ("J.P. Morgan"), J.P. Morgan and its subsidiaries had sole voting power with respect to 4,082,916 shares of Common Stock, sole dispositive power with respect to 5,954,826 shares of Common Stock, and shared dispositive power with respect to 141,535 shares of Common Stock.

(3) According to Schedule 13G filed as of December 31, 1996 with the Securities and Exchange Commission by The Equitable Companies Incorporated on behalf of itself, Apha Assurances I.A.R.D. Mutuelle, Apha Assurances Vie Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle (collectively, the "AXA Group"), the AXA Group and its subsidiaries hold sole voting power with respect to 5,927,702 shares of Common Stock, sole dispositive power with respect to 5,984,018 shares of Common Stock, and shared dispositive power with respect to 550 shares of Common Stock.

                       FIVE YEAR CUMULATIVE TOTAL RETURN

     This year the Company has altered the composition of the peer group used to compare the cumulative total return on Common Stock from that used in prior Proxy Statements. Its purpose in making the alterations, which consist of the addition of six companies, is to create a peer group which better reflects the Company's business, risks, and markets, and which better reflects the Company's structure which resulted from the Merger. The criteria applied to determine the members of the New Peer Group (as defined below) included (i) whether the company in question operates a refinery, (ii) the company's refining and marketing sales as a percentage of total company sales, (iii) gasoline and distillate production as a percentage of total refinery production, and (iv) the company's refining and marketing assets as a percentage of total company assets.

     In prior years the Company had used an industry group for comparative purposes consisting of Ashland Oil, Inc., Sun Company, Tosco Corporation, Diamond, and Valero Energy Corporation (the "Former Peer Group"). For purposes of the following graph, Diamond has been removed from the Former Peer Group to reflect the Merger. The following graph compares the cumulative total stockholder return on the Common Stock of the Company with the Standard & Poor's 500 Stock Index, the Former Peer Group excluding Diamond, and a new peer group (the "New Peer Group") consisting of Ashland, Inc., Coastal Corp., Crown Central Petroleum Corporation, Giant Industries, Inc., Holly Corporation, Sun Company, Inc., Tosco Corporation, Total Petroleum (North America) Ltd., USX-Marathon Group, and Valero Energy Corporation, for the period July 6, 1992 (the date of the Company's initial public offering) to December 31, 1996, assuming an initial investment of $100, and the reinvestment of all dividends. The returns of each company in the Former Peer Group and the New Peer Group have been weighted according to the respective company's stock market capitalization.

                 COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN

        AMONG ULTRAMAR DIAMOND SHAMROCK CORPORATION, THE S&P 500 INDEX,
                     NEW PEER GROUP, AND FORMER PEER GROUP

                                 ULTRAMAR
                                 DIAMOND
     MEASUREMENT PERIOD          SHAMROCK        NEW PEER      FORMER PEER
   (FISCAL YEAR COVERED)       CORPORATION        GROUP           GROUP          S&P 500
                                                               (excluding
                                                                Diamond)
7/06/92                                  100             100             100             100
12/92                                    130              93             107             107
12/93                                    184             105             121             117
12/94                                    193             105             122             119
12/95                                    203             127             136             164
12/96                                    260             164             182             201

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation policy and program was designed and is administered by the compensation committee of the Board (the "Compensation Committee") and approved by the outside Directors of the Board. The Compensation Committee is composed of four outside Directors.

     PRIOR TO THE MERGER, THE COMPENSATION COMMITTEES OF ULTRAMAR AND DIAMOND AWARDED COMPENSATION TO THEIR EXECUTIVES AND CHIEF EXECUTIVE OFFICERS IN ACCORDANCE WITH THEIR RESPECTIVE COMPENSATION PROGRAMS WHICH WERE IN EFFECT PRIOR TO THE MERGER. SUBSEQUENT TO THE MERGER, THE NEWLY RECONSTITUTED COMPENSATION COMMITTEE OF THE COMPANY MET TO FORMULATE A COMPENSATION PROGRAM FOR USE GOING FORWARD, TO APPROVE INITIAL SALARY LEVELS FOR THE COMPANY'S EXECUTIVES , AND TO APPROVE AWARDS OF STOCK OPTIONS UNDER THE NEW 1996 LONG-TERM INCENTIVE PLAN (THE "1996 LTIP") .

COMPENSATION POLICY AND OBJECTIVES

     The executive compensation program is designed to reflect the accountability of executives to shareholders by (i) linking a significant portion of all executives' compensation directly to shareholders' return, (ii) providing competitive compensation to attract, motivate, and retain executives with superior skills and abilities; and (iii) encouraging executives to become long-term shareholders by providing a significant portion of their compensation in stock options and restricted shares.

     These goals are achieved through the structuring and integrated administration of the Company's base salary, annual incentives, and long-term incentives based on pre-established guidelines and targets.

COMPENSATION PROGRAM COMPONENTS OF ULTRAMAR PRIOR TO THE MERGER

     BASE SALARY. Base salaries of executive officers of Ultramar were reviewed by the Compensation Committee annually. In considering possible salary increases the Compensation Committee took into account both individual performance and competitive salary levels. The Compensation Committee relied on survey data provided by independent compensation consultants to determine competitive salaries. This data was derived from an industry group (the "Ultramar Industry Group") of 15 petroleum and manufacturing companies, the smallest of which were comparable to Ultramar in size and complexity. Included in this broad group were the five companies which comprised the Former Peer Group.

     ANNUAL INCENTIVE PLAN. Bonus targets expressed as percentages of base salary were assigned to participating executives at the beginning of each year under the annual incentive plan ("AIP"). For senior corporate executives bonuses were based on corporate performance measured in terms of total shareholder return ("TSR"). TSR was measured quarterly and included both dividends and changes in stock price. Ultramar's performance was compared to the average TSR for the Former Peer Group and targeted bonuses were awarded only when Ultramar's TSR exceeded average TSR for the Former Peer Group. For other participants, bonuses were based on a combination of TSR and operating unit performance.

     At the beginning of each year, the Compensation Committee, with the approval of the Board, established earnings targets for the operating units. These earnings targets were stated in terms of earnings before interest, income taxes, and depreciation ("EBITD"). In addition, no awards were made under the plan unless total EBITD equaled or exceeded an EBITD threshold established by the Board.

     LONG-TERM INCENTIVE PLAN. Executive officers, together with certain other key managers, also participated in the Ultramar Corporation 1992 Long-Term Incentive Plan (the "1992 LTIP"). The 1992 LTIP was designed to provide an incentive to executives and managers to contribute to long-term shareholder value creation. Awards under the 1992 LTIP were made in the form of stock options and restricted stock.

     In determining stock option awards the Compensation Committee relied on survey data provided by independent compensation consultants to establish the competitive total compensation for each executive for that position within the Ultramar Industry Group. Stock options were used to make up any difference between the sum of base salary and the bonus and the competitive total compensation amount, although actual awards may have varied based on individual performance. The Black-Scholes methodology was used to assign values to stock option grants in determining the number of options granted.

     COMPENSATION OF MR. GAULIN AS CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF ULTRAMAR. The Compensation Committee met on December 2, 1996 to make compensation decisions with respect to Mr. Gaulin's performance prior to the Merger pursuant to the Ultramar program. Through December 2, 1996, Ultramar had a TSR of 25.57% as compared to 38.33% for the Former Peer Group as a whole. This performance placed Ultramar in the 44th percentile as compared to the Former Peer Group. The Compensation Committee also recognized Mr. Gaulin's leadership in implementing a cost reduction program which helped to offset lower margins in both of Ultramar's markets as well as the completion on budget and on schedule of two majority refinery development programs.

     Prior to December 3, 1996, Mr. Gaulin had a base salary of $665,000, placing him in the 50th percentile of the Ultramar Industry Group. His bonus under the AIP was determined solely by comparing Ultramar's TSR against the Former Peer Group. Ultramar's TSR performance relative to the Ultramar Peer Group equated to a performance level of 95% of a target bonus of 60% of base salary for Mr. Gaulin. The Compensation Committee also awarded Mr. Gaulin an additional cash bonus in recognition of his successful efforts in completing the Merger. Mr. Gaulin's bonus was paid entirely in cash pursuant to the provisions of the AIP, which required an all cash payment because of the Merger.

     In considering a stock option award for Mr. Gaulin under the 1992 LTIP, the Compensation Committee equated Mr. Gaulin's performance to Ultramar's TSR performance relative to the Ultramar Industry Group and determined competitive total compensation for the 50th percentile of CEOs in the Ultramar Industry Group. The award was then calculated by deducting his base salary and AIP bonus from the competitive CEO compensation level at the 50th percentile and dividing the balance by the Black-Scholes value assigned to an Ultramar stock option to determine the number of options awarded. The result was an award of options to purchase 130,000 shares.

     Mr. Gaulin ceased to serve as Ultramar's Chief Executive Officer and became the Company's Vice-Chairman of the Board, President, and Chief Operating Officer effective with the Merger.

COMPENSATION PROGRAM COMPONENTS OF DIAMOND PRIOR TO THE MERGER

     The key elements of the Diamond executive compensation program, as reflected in the minutes of the compensation committee of its board of directors (the "DS Committee"), were as follows:

     BASE SALARY. The DS Committee annually reviewed base salary and benefit levels for Diamond executive officers. When determining base salary levels, the DS Committee examined data from a survey group (the "DS Survey Group") reflecting the compensation and benefits of executives who held positions of similar overall scope and level of responsibility. Adjustments were then based on general movement in external salary levels, a subjective evaluation of overall company performance, individual performance, and internal equity. The DS Committee relied in part on the Chief Executive Officer's recommendations for executive officer compensation levels, excluding his own. The DS Committee targeted the median of the DS Survey Group in 1996 when reviewing base salaries and benefits.

     ANNUAL PERFORMANCE INCENTIVE COMPENSATION. Participation in the Diamond Performance Incentive Plan (the "DS PIP") was limited to those employees that played key roles in carrying out Diamond's annual operating plans, modified to some extent by competitive practice. The Diamond executive officers were eligible for annual incentive payments under the DS PIP. Each executive officer's award was based 50% on the attainment of certain key pre-determined corporate financial objectives, involving earnings, cash flow, and stock performance relative to that of a designated peer group. Each of these criteria were weighted equally. The other 50% was based on operating objectives and other performance goals which were developed for the executive officers.

     Targeted award levels among the executive officers ranged from 30% to 60% of base salary. These levels were believed to be consistent with typical target levels at other similar companies. To the extent that the annual goals were not fully achieved or were exceeded, the award was adjusted based upon a formula resulting in a payout ranging from 0% to 200% of targeted award levels.

     The actual awards were further subject to the DS Committee's discretion in that, within the DS PIP parameters, the DS Committee took into consideration significant events which took place during the course of the year which were not considered at the time the objectives were established. In anticipation of (and contingent upon) the consummation of the Merger, the DS Committee on December 2, 1996, pursuant to the DS PIP, determined that since completion of the Merger rendered ineffective the performance measures established for Diamond corporate financial objectives, it would approve paying out the portion of the annual awards under the DS PIP based on those objectives as though Diamond had achieved its goals at the "Plan" level. The remaining operating objectives and individual performance goals were reviewed and determined individually. Awards were paid completely in cash.

     LONG-TERM INCENTIVE COMPENSATION. The Diamond Shamrock, Inc. Long-Term Incentive Plan (the "DS 1990 LTIP") authorized the DS Committee to provide various types of grants (e.g. restricted stock, performance units, and stock options) to the executive officers and other eligible employees. Target grant levels were established in 1996 based on competitive practices at the median of the DS Survey Group.

     Performance Units ("PUP's") were granted in 1994, 1995, and 1996. Each PUP issued under these grants had a target value of $1.00, but could have had an actual value ranging from $0.0 up to $2.00 at the end of the grant's 3-year performance cycle. The value of half of each PUP was based on shareholder return compared to a designated peer group and the value of the other half was determined by achieving certain improvements in Diamond's "controllable earnings per share." Achievement of the goals for each grant was to be measured during and at the end of the grant's 3-year life. Since completion of the Merger rendered ineffective the performance measurements established for these PUP grants, the DS Committee approved settlement and payment of all outstanding PUPs at the rate of $1.00 per unit in cash or stock, as applicable under the terms of such grants.

     The DS Committee did not have a policy that required the executive officers' compensation to qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     1996 COMPENSATION OF MR. HEMMINGHAUS AS CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT OF DIAMOND. The decisions of the DS Committee with respect to the compensation of Mr. Hemminghaus as Chief Executive Officer of Diamond in 1996 were made in the following manner, as reported by the minutes of the DS Committee:

     - Prior to December 3, 1996, Mr. Hemminghaus had a base salary of $625,000.

     - Annual incentives awarded for 1996 performance were equal to 82% of the annual base salary component of Mr. Hemminghaus' 1996 annual compensation targeted award level of 60% of base salary. Mr. Hemminghaus' annual incentive award was comprised of the following: 50% of the award was contingent upon the attainment of certain key pre-determined Diamond corporate financial objectives involving earnings, cash flow, and stock performance. Each of these was weighted equally. Due to the Merger, 1996 financial results were significantly affected and consequently the DS Committee determined to pay the award as though financial objectives had been achieved at Plan. The remainder of Mr. Hemminghaus' annual incentive award was based upon the DS Committee's evaluation of his individual performance, focusing in 1996 on the following goals: conducting all business in accordance with the Company's Vision Statement Values; exceeding 1996 planned financial results; planning for profitability growth, management succession, and other human resource needs; enhancing credibility with the Diamond's customers, shareholders, employees, suppliers, and communities; and, setting a course to exceed Diamond's financial goals set under the Diamond Long-Term Incentive Plan. Additionally, the DS Compensation Committee considered the following achievements: successful integration of National Convenience Stores Incorporated and its 661 Stop-N-Go stores; and completion of certain significant capital projects.

     - 316,000 performance units and 38,600 stock options were awarded to Mr. Hemminghaus as long-term incentives.

POSTMERGER ACTIONS BY THE COMPENSATION COMMITTEE

     On the effective date of the Merger, the Compensation Committee was reconstituted with the members whose names appear below, and met to consider changes to the Company's compensation program as set forth below, and to determine compensation for the executive officers of the Company, including awards under the 1996 LTIP which had been approved by the shareholders of the Company at the time of the Merger.

     BASE SALARY. The Compensation Committee reviewed competitive base salary data of the Industry Group comparable in size to the Company prepared by a nationally recognized independent compensation consultant. In determining the Chief Executive Officer's annual base salary, the Compensation Committee targeted the median base salary for the chief executive officers among the companies used in the competitive base salary data. In determining the base salaries for the remainder of the executive officers, the Compensation Committee reviewed data reflecting the compensation of executives who hold positions of similar overall scope and level of responsibility targeting the median of the competitive market base salary.

     ANNUAL INCENTIVE PLAN. The AIP will continue to be used by the Company for incentive compensation with certain changes: (i) The Compensation Committee will use the members of the New Peer Group for comparison with the TSR of the Company in determining the corporate component of the AIP Bonus, (ii) for the Chief Executive Officer and President and Chief Operating Officer, incentive compensation will be based 60% on the Company's TSR versus the TSR of the New Peer Group and 40% on the EBITD targets established by the Board for the business units, and (iii) for other senior executives, incentive compensation awards will be based 40% on the Company's TSR versus the New Peer Group, 40% on EBITD targets established by the Board for their respective business units, and 20% on individual performance based on pre-agreed objectives. The Compensation Committee also concluded that a guaranteed minimum annual incentive for fiscal year 1996 and 1997 was appropriate and competitive in view of the challenges to be overcome in concluding the Merger and consolidating the companies. Annual incentive awards will be paid 75% in cash and 25% in restricted stock unless minimum share ownership policy requirements are met, in which case recipients can elect to receive 100% of their awards in cash.

     LONG-TERM INCENTIVE PLAN. The 1996 LTIP replaced the Company's 1992 LTIP with the following significant changes: (i) changes were made to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 162(m) of the Code; (ii) Specific numerical limitations applicable to different types of awards were added; (iii) The discretion of the Compensation Committee with respect to awards was reduced in certain circumstances; and (iv) Certain performance criteria pertaining to awards were added.

     The Compensation Committee approved grants under the 1996 LTIP of a total of 1,991,000 options to purchase Company shares to senior executive officers and managers of the Company. The award levels were developed to be competitive with market median long-term incentive values (on an annualized basis) and to provide an enhanced opportunity to meet stock ownership requirements. In awarding these grants, the Compensation Committee considered the role of Mr. Gaulin and other senior executives in successfully completing the Merger.

     To maximize the performance orientation and motivation of the grant recipients, these awards consisted of two grants. The first was a grant of "front-loaded" options triggered by significant increases in the NYSE price of the Common Stock. The second was a grant of traditional options vesting over three years in increments of 30%, 30%, and 40%, respectively.

     COMPENSATION OF MR. HEMMINGHAUS AS CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. Mr. Hemminghaus' compensation package effective with the Merger is designed to encourage short and long-term performance in line with the interests of the Company's stockholders. The majority of his compensation is at risk, in the form of annual bonus, stock options, and restricted stock. The Compensation Committee approved the following compensation for Mr. Hemminghaus effective with the Merger.

     - Annual base salary was increased to $725,000, which the Compensation Committee views as appropriate for the Chairman of the Board and Chief Executive Officer of a corporation of the Company's size and complexity.

     - Mr. Hemminghaus was awarded 246,000 options to purchase common stock of the Company which become exercisable in three annual installments on the anniversary of grant of 30%, 30%, and 40%, respectively. He was also awarded 350,000 "front-loaded" options to purchase common stock of the Company which are subject to accelerated vesting provisions triggered by positive stock performance.

INTERNAL REVENUE SERVICE RULES

     The Internal Revenue Service has issued regulations under Section 162(m) of the Code, as amended, which generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers, unless such compensation is paid pursuant to a qualified "performance-based compensation" plan, the material terms of which are disclosed to and approved by stockholders.

     The Compensation Committee has considered these requirements and the regulations. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated by the Compensation Committee in light of the Company's overall compensation philosophy and objectives. The Company has established the Company's incentive and stock plans which permit the grant of stock awards which meet the requirements of Section 162(m) of the Code and hence will maximize the Company's federal income tax deductions for compensation expense. However, the Compensation Committee believes there are circumstances in which the Company's and stockholders' interests are best served by providing compensation which may not always be fully deductible, and that it should have the ability to exercise discretion in those circumstances and it further believes that any such payments not qualifying for deduction would be minimal.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

C. Barry Schaefer, Chairman
Byron Allumbaugh
W. E. Bradford
W. H. Clark

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table presents the compensation of the Chief Executive Officer and each of the four most highly compensated executive officers of the Company in each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION AWARDS
                                               ANNUAL COMPENSATION           -------------------------------------
                                        ----------------------------------                  NUMBER OF
                                                                 OTHER       RESTRICTED    SECURITIES
                                                                 ANNUAL        STOCK       UNDERLYING       LTIP      ALL OTHER
                                         SALARY     BONUS     COMPENSATION     AWARDS        OPTIONS      PAYOUTS    COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR     (2)       (2)(3)        (4)           (5)       GRANTED(#)(6)    ($)(7)        (8)
  ---------------------------    ----   --------   --------   ------------   ----------   -------------   --------   ------------
Roger R. Hemminghaus(1)........  1996   $616,667   $500,000      $6,395       $     0        647,717      $822,000    $  132,432
Chairman and Chief               1995    551,254    275,600       7,619        57,566         48,562       238,370       120,549
Executive Officer                1994    508,258    330,000       4,532        63,030         39,993        55,000        79,862
Jean Gaulin....................  1996    669,767    443,333           0             0        480,000             0        29,100
Vice Chairman, President,        1995    665,000    194,513           0             0        126,500             0        19,950
and Chief Operating Officer      1994    640,000    384,000           0             0         75,000             0        19,200
Patrick J. Guarino.............  1996    316,589    134,000           0             0        138,000             0         9,498
Executive Vice President,        1995    315,000     53,747           0             0         40,000             0         9,450
General Counsel, and Secretary   1994    300,000    105,000           0             0         12,000             0         9,000
W. R. Klesse(1)................  1996    292,083    175,000       1,302             0        178,484       281,000        39,798
Executive Vice President,        1995    260,250    105,000       2,568        13,685         16,992        80,967        34,493
Refining, Product Supply,        1994    228,419    101,000       1,222        13,847         11,454        16,500        35,536
and Logistics Southwest
J. Robert Mehall(1)............  1996    292,083    165,000       1,879             0        185,466       281,000        35,853
Executive Vice President,        1995    260,250    105,000       2,963        13,685         16,892        80,967        31,536
Corporate Development,           1994    228,419    101,000       1,956        13,847         11,529        16,500        26,337
Petrochemicals/NGL's, and Crude
  Oil Supply
John G. Drosdick...............  1996    357,644    251,451           0             0         94,000             0     4,003,424
Former President and Chief       1995    535,000    156,488           0             0         75,500             0        16,050
Operating Officer                1994    510,000    306,000           0             0         41,000             0        15,300

---------------

(1) With respect to Messrs. Hemminghaus, Klesse, and Mehall, compensation reported reflects compensation paid by Diamond prior to the Merger and compensation paid by the Company after the Merger.

(2) Includes amounts which have been deferred under the Company's and Diamond's 401(k) Retirement Savings Plans (the "401(k) Plans") and Nonqualified 401(k) Plans (the "Nonqualified 401(k) Plans"). Under the Nonqualified 401(k) Plan available to former Diamond employees, participants are permitted to defer receipt of compensation in addition to deferrals under the 401(k) Plans. Such deferrals are not permitted under the Nonqualified 401(k) plan available to other Company employees.

(3) Reflects incentive-based cash bonuses awarded under the Company's annual or performance incentive plans. Awards under these plans are reported as compensation in the year with respect to which the award was earned, even if actually paid in the following year. The figures shown include amounts deferred under the 401(k) Plans and Nonqualified 401(k) Plans. See Footnote 2 above.

(4) Reimbursement of former Diamond executive officers for federal income tax and medicare tax relating to various benefits plans and premiums paid for group life insurance in excess of $50,000. Perquisites and other personal benefits received by the executive officers are not included because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

(5) Restricted Diamond common stock held by Messrs. Hemminghaus, Klesse, and Mehall at the time of the Merger was converted to shares of common stock of the Company. The newly issued shares of Company common stock carry the same restrictions as the shares of restricted Diamond common stock for which they were exchanged. Unvested shares of restricted stock may not be sold or transferred. The shares otherwise carry full voting and dividend rights. The total amount of restricted stock held by each of the named executive officers and the fair market value of such shares as of December 31, 1996, without reducing such market value for restrictions on transfer was as follows: R.
    R. Hemminghaus, 9,295 shares, $293,954; W. R. Klesse, 2,391 shares, $75,615;
    J. R. Mehall, 2,391 shares, $75,615.

(6) Options granted in 1996 and 1995 to Messrs. Hemminghaus, Klesse, and Mehall under the DS 1990 LTIP include reload options granted upon exercise of the associated option. See footnote (2) to table entitled "Option Grants in Last Fiscal Year".

(7) Long-Term Incentive Plan payouts included in this column for R. R. Hemminghaus, W. R. Klesse, and J. Robert Mehall include the payout of performance units that were granted by Diamond in 1994, 1995, and 1996 at the time of the Merger. One-third of the payment on 1994 performance units was paid in stock of the Company. Long-Term Incentive Plan payouts for Messrs. Hemminghaus, Klesse, and Mehall also include the dollar value of performance-restricted common stock of Diamond granted in 1991, 1992, and 1993 which vested in 1995. That value was established using the closing price of Diamond common stock on the NYSE on the last trading day preceding the day on which such performance-restricted stock vested.

(8) Includes the following compensation paid or accrued under benefit plans maintained by the Company:

     (a) Above-market interest accrued on amounts deferred by Messrs. Hemminghaus, and Klesse, under the Diamond Deferred Compensation Plan:
         R. R. Hemminghaus $35,284; and W. R. Klesse $5,434.

     (b) Annual allocations or accruals in the last fiscal year under the Company's Employee Stock Ownership Plans and related Excess Benefits
         Plan: R. R. Hemminghaus $42,988, W. .R. Klesse $16,529, and J. R. Mehall $16,518.

     (c) The supplemental disability income program for executive officers of the Company employed prior to the Merger provides those executive officers an amount equal to 60% of base compensation less any amount received by such officer under any other long-term disability plan sponsored by the Company for employees generally. The supplemental disability income program for former Diamond executives provide participants with an amount equal to 66 2/3% of base compensation less an amount received by such executive under any other long-term disability plan sponsored by the Company for employees generally. Annual premiums paid or accrued in the last fiscal year by the Company to fulfill its obligations under the supplemental disability income program relating to the named executive officers were: Jean Gaulin $9,007, R. R. Hemminghaus $5,272, W. R. Klesse $1,278, J. R. Mehall $1,539, and John G. Drosdick $5,633.

     (d) Premiums paid or accrued in the last fiscal year under the executive life insurance program for former Diamond executive officers relating to the named executive officers were: R. R. Hemminghaus $22,120, W. R. Klesse $4,644, and J. R. Mehall $5,883.

     (e) Matching contributions to participants' 401(k) accounts, and amounts awarded by the Company under its Nonqualified 401(k) Plans under which amounts are awarded which may not be awarded under the Company's 401(k) Plans due to limitations imposed by the Code. Contributions made to the accounts of the named executive officers in 1996 were: R. R. Hemminghaus $26,768, Jean Gaulin $20,093, Patrick J. Guarino $9,498, W.
         R. Klesse $11,913, J. R. Mehall $11,913,, and John G. Drosdick $10,729.

     (f) Mr. Drosdick received $1,443,897, the present value of three times his annual base salary, under his employment agreement and $2,543,165 in nonqualified retirement benefits at the time of his separation from the Company effective August 31, 1996.

STOCK OPTIONS

     The tables below set forth information regarding stock options, including options granted upon exercise of reload rights, granted to and exercised by the named executive officers in the last fiscal year, and the value of unexercised options and related rights held by such executive officers at the end of the fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS                                     GRANT DATE VALUE
                                    -------------------------------                      --------------------------------
                                                        PERCENT OF
                                       NUMBER OF          TOTAL
                                       SECURITIES        OPTIONS        EXERCISE OR
                                       UNDERLYING       GRANTED TO          BASE                          GRANT DATE
                                        OPTIONS        EMPLOYEES IN        PRICE         EXPIRATION      PRESENT VALUE
        NAME           GRANT DATE   GRANTED(#)(1)(2)   FISCAL YEAR       ($/SH)(3)          DATE            ($)(4)
        ----           ----------   ----------------   ------------   ----------------   ----------   -------------------
Roger R.
  Hemminghaus........   02/05/96         39,372            1.02           $29.1667        02/05/06        $  226,914
                        02/14/96          5,195             .13            30.8824        02/11/03            28,461
                        02/14/96          7,150             .18            30.8824        02/06/05            42,351
                        12/19/96        246,000           6.91%            30.1250        12/19/04         1,711,142
                        12/19/96        350,000            9.83            30.1250        12/19/01         2,061,303
Jean Gaulin..........   02/01/96        130,000            3.65            28.2500        12/03/01           719,443
                        12/19/96        350,000            9.83            30.1250        12/19/01         2,061,303
William R. Klesse....   02/05/96         14,178             .37            29.1667        02/05/06            81,713
                        02/15/96          1,497             .04            30.7598        02/01/03             8,242
                        02/15/96          2,809             .07            30.7598        02/06/05            16,737
                        12/19/96        100,000            2.58            30.1250        12/19/01           588,944
                        12/19/96         60,000            1.55            30.1250        12/19/04           417,352
Patrick J. Guarino...   02/01/96         38,000            1.07            28.2500        02/01/06           210,299
                        12/19/96        100,000            2.81            30.1250        12/19/01           588,944
J. Robert Mehall.....   02/05/96         14,178             .37            29.1667        02/05/06            81,713
                        02/14/96          1,491             .04            30.8824        02/01/03             8,168
                        02/14/96          2,797             .07            30.8824        02/06/03            16,567
                        12/19/96        100,000            2.58            30.1250        12/19/01           588,944
                        12/19/96         67,000            1.73            30.1250        12/19/04           466,043
John G. Drosdick.....   02/01/96         94,000            2.64            28.2500        Canceled           520,212

---------------

(1) Options granted under the 1992 LTIP to Messrs. Gaulin, Guarino, and Drosdick, on February 1, 1996 with an exercise price of $28.25 were to vest in increments of 30%, 30%, and 40%, on the first, second and third anniversary of grant. Mr. Drosdick's options were canceled effective at the time he separated from the Company on August 31, 1996. Messrs. Gaulin's and Guarino's options became exercisable in full on December 3, 1996 as a result of the Merger. Options were granted under the 1996 LTIP to Messrs. Hemminghaus, Gaulin, Guarino, Klesse, and Mehall on December 19, 1996 with an exercise price of $30.125, which become exercisable to the extent of 50% if the price of Common Stock remains at or above $36.00 on the NYSE for 30 consecutive trading days, and become exercisable in total if the price of Company Common Stock on the NYSE remains at or above $45.00 for 30 consecutive trading days, or in any event at the end of four and one-half years from date of grant. Options were also granted under the 1996 LTIP to Messrs. Hemminghaus, Klesse, and Mehall on December 19, 1996 with an exercise price of $30.125 and a term of eight years, which become exercisable in three annual installments on the anniversary of grant of 30%, 30%, and 40%, respectively.

(2) Options to purchase Diamond common stock were granted to Messrs. Hemminghaus, Klesse, and Mehall under the DS 1990 LTIP on February 5, 1996 with an exercise price of $29.75, which become exercisable in three annual installments on the anniversary date of grant of 40%, 30%, and 30%, respectfully. Other grants of options to purchase Diamond common stock were made to Messrs. Hemminghaus, Klesse, and Mehall under the DS 1990 LTIP throughout the year upon the exercise of reload rights relating to already existing options. The terms of all such options which remained unexercised at the time of the Merger were adjusted to preserve the economic value of the options applying a formula reflecting the exchange ratio of Common Stock for Diamond common stock in the Merger, and it is the adjusted terms which are reflected in this table.

(3) Exercise price based on the closing sales price on the NYSE on the date of grant. The exercise price for options to purchase Diamond common stock was determined by reference to the closing price of Diamond common stock on the date preceding the date of grant.

(4) Value is based on the Black-Scholes option pricing model, in which data relating to the volatility and dividend yield of the Common Stock is used, based upon actual experience during the 3-year period leading up to the option grant date. For options with 10 year terms, the assumptions are
    0.2067 and 4.50% for the annualized volatility and annual dividend yield, respectively. For options with 5 year and 8 year terms, the assumptions are
    0.2253 and 4.08% for the annualized volatility and annual dividend yield, respectively. For reload options with terms of less than 10 years, the assumptions are 0.2067 and 4.50% for the annualized volatility and annual dividend yield respectfully. The risk-free rate of interest assumed for options with 10 year terms was 5.82% and 5.89%. For options with 5 and 8 year terms, an assumed risk-free rate of interest of 6.09% and 6.36%, respectively was used. The risk-free rates of interest for reload options with terms of less than 10 years range from 5.47% to 5.83%.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION VALUES(1)(2)

                                                                                     VALUE OF UNEXERCISED
                               SHARES                    NUMBER OF SECURITIES            IN-THE-MONEY
                              ACQUIRED                  UNDERLYING UNEXERCISED              OPTIONS
                                 ON         VALUE         OPTIONS AT 12/31/96        AT FISCAL YEAR END($)
            NAME              EXERCISE   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----              --------   -----------   -------------------------   -------------------------
Roger R. Hemminghaus........   17,273    $  162,849         119,166/688,541          $  744,839/$1,244,678
Jean Gaulin.................        0             0         516,500/350,000           4,329,188/   525,000
Patrick J. Guarino..........        0             0         140,000/100,000           1,220,000/   150,000
W. R. Klesse................    5,917        53,196          32,867/192,165             207,155/   369,825
J. Robert Mehall............    5,917        53,935          29,061/199,046             190,649/   376,554
John G. Drosdick............  149,650     1,734,356               0/0                         0/   0

---------------

(1) Year-end value for options was calculated based on the market value of the underlying shares at December 31, 1996.

(2) The terms of options issued to Messrs. Hemminghaus, Klesse, and Mehall under the Diamond Shamrock Plans which remained unexercised at the time of the Merger were adjusted to preserve the economic value of such options, applying a formula reflecting the exchange ratio of Common Stock for Diamond common stock in the Merger.

LONG-TERM INCENTIVE AWARDS

     The following table sets forth information regarding Performance Units granted in the last fiscal year by Diamond to the named executive officers under the DS 1990 LTIP.

     LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR (DS 1990 LTIP)

                                                                         ESTIMATED FUTURE PAYOUTS
                                                     PERFORMANCE OR           UNDER NON-STOCK
                                                      OTHER PERIOD           PRICE BASED PLANS
                                         NUMBER OF       UNTIL        -------------------------------
                                           UNITS     MATURATION OR    THRESHOLD    TARGET    MAXIMUM
                 NAME                       (#)        PAYOUT(1)      ($ OR #)    ($ OR #)    OR (#)
                 ----                    ---------   --------------   ---------   --------   --------
Roger R. Hemminghaus...................   316,000       12/31/98       $86,900    $316,000   $632,000

W. R. Klesse...........................   113,000       12/31/98        31,075     113,000    226,000

J. Robert Mehall.......................   113,000       12/31/98        31,075     113,000    226,000

     (1) The target payout of all of the Performance Units awarded in 1996 was $1.00, and could have been as much as $2.00, if maximum performance targets had been attained or exceeded for shareholder return and controllable earnings per share for the three years ended December 31, 1998. All Performance Units issued in 1996 were paid out at the rate of $1.00 per Performance Unit at the time of the Merger.

STOCK OWNERSHIP GUIDELINES

     The Company has adopted stock ownership guidelines for its executives. Under its current guidelines, the Company's executives are expected to beneficially own stock in the Company (i) in the case of the Company's Chief Executive Officer and Chief Operating Officer, with a value equal to at least three times annual base salary, (ii) in the case of other members of the Company's executive committee, with a value equal to at least twice the executive's annual base salary, and (iii) in the case of the Company's other senior executives, with a value at least equal to the executive's annually base salary. That level of ownership is a condition to the executive's receiving his or her entire AIP payout in cash, and, if the executive does not beneficially own Common Stock in sufficient quantities at the time the AIP bonus is paid, 25% of the bonus is paid in restricted stock of the Company.

BENEFIT PLANS

     RETIREMENT PLANS OF THE COMPANY. The Company maintains a tax-qualified defined benefit pension plan (the " Qualified Plan") for participating Company employees working in the United States. Benefits are based upon formulae that take into account (i) the participant's years of service with the Company (and its prior controlled group for some participants), (ii) a participant's compensation (consisting of salary) during such participant's three highest-paid consecutive years of service with the Company (or the prior controlled group, if higher) and (iii) for certain participants, the benefit formula in effect under pension plans maintained by businesses acquired by the Company. In general, a participant accrues a benefit of 1.8% of plan compensation for each year of service. Retirement benefits payable under the Ultramar Qualified Plan are offset by pensions paid by other employers if the participant's years of service with that employer are taken into account in determining such participant's benefits under the Qualified Plan.

     The Company maintains a supplemental nonqualified defined benefit pension plan to provide supplemental retirement benefits to certain executives designated by the Compensation Committee, including each of the named executives except Messrs. Hemminghaus, Klesse, Mehall, and Drosdick (the "Nonqualified Plan"). The Nonqualified Plan provided participants with benefits not payable from the Qualified Plan because of limits imposed by the Code. A Participant who retires at or after age 62 receives a benefit of no less than 60% of average annual compensation, less the amount of any other retirement benefits payable from any source.

     The following table illustrates the yearly pension commencing at age 62 (which is not offset for social security), assuming a two-thirds joint annuity with ten years certain, that may become payable to an employee in the higher salary classifications out of the Qualified Plan and the Nonqualified Plan.

                               PENSION PLAN TABLE

                                                                   YEARS OF SERVICE
AVERAGE ANNUAL                                 --------------------------------------------------------
COMPENSATION(1)                                   15          20          25          30          35
---------------                                --------    --------    --------    --------    --------
  $  300,000      ...........................  $ 81,000    $108,000    $135,000    $162,000    $189,000
     350,000      ...........................    94,500     126,000     157,500     189,000     220,500
     400,000      ...........................   108,000     144,000     180,000     216,000     252,000
     450,000      ...........................   121,500     162,000     202,500     243,000     283,500
     500,000      ...........................   135,000     180,000     225,000     270,000     315,000
     600,000      ...........................   162,000     216,000     270,000     324,000     378,500
     700,000      ...........................   189,000     252,000     315,000     378,000     441,000
     800,000      ...........................   216,000     288,000     360,000     432,000     504,000
     900,000      ...........................   243,000     324,000     405,000     486,000     567,000
   1,000,000      ...........................   270,000     360,000     450,000     540,000     630,000
   1,100,000      ...........................   297,000     396,000     495,000     594,000     693,000
   1,200,000      ...........................   324,000     432,000     540,000     648,000     756,000

---------------

(1) As of December 31, 1996, the average highest compensation received for any three consecutive years of service, and credited years of service for the executives named in the Summary Compensation Table, were J. Gaulin $658,256, 23 years; and P. J. Guarino, $310,530, 23 years. With respect to the Nonqualified Plan only, average annual compensation includes bonus after age 55.

     DIAMOND RETIREMENT PLANS. Former Diamond executives will continue to accrue benefits under the executive retirement programs of Diamond which were in place prior to the Merger, until arrangements are made to include such executives in the Qualified and Nonqualified Plans. They consist of several plans, including the Diamond Retirement Income Plan, Diamond Excess Benefits Plan, and Diamond Supplemental Executive Retirement Plan. Each of such plans is described in more detail below. Subject to certain vesting requirements, the Supplemental Executive Retirement Plan provides a participant with an aggregate benefit equal to 60% of the average of the highest compensation received by such participant over any three years during the last ten years of employment with the Company and Diamond, offset by certain benefits the participant receives under the Retirement Income Plan, the Excess Benefits Plan, and certain benefits paid by previous employers. The Pension Table estimates the combined annual benefits payable by operation of such plans to a participant upon retirement based on the specified compensation and years of service combinations indicated without reduction for benefits payable by previous employers.

     Diamond Retirement Income Plan. Pursuant to the Retirement Income Plan, eligible former Diamond employees, including former Diamond executive officers, acquire a right upon retirement to a yearly amount equal to 2% of the employee's career average earnings from February 1, 1987 through May 31, 1989 without offset for social security benefits. After the formation of Diamond's second Employee Stock Ownership Plan ("ESOP II"), the Retirement Income Plan benefit was reduced from 2% to 1% of the employee's career average earnings from June 1, 1989 forward, plus, for certain employees, a potential adjustment based upon the future performance of ESOP II. Benefits under the Retirement Income Plan become vested after five years of service.

     Diamond Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan provides additional benefits to eligible former Diamond executives and employees. The Supplemental Executive Retirement Plan benefit is calculated on the basis of 60% of the average of the highest compensation the executive officer received over any three years during the last 10 years of employment with the Company and Diamond. A reduction is made to eliminate benefits payable under the Diamond Retirement Income Plan and Diamond Excess Benefits Plan and under any defined benefit plan of previous employers. Benefits under the Supplemental Executive Retirement Plan are secured under a trust arrangement subject to claims of general creditors of the Company.

     Diamond Excess Benefits Plan. The Diamond Excess Benefits Plan provides non-qualified benefits to former Diamond executives and employees in place of reductions of qualified benefits resulting from various statutory limitations imposed by the Code, the deferral of compensation through the Diamond Deferred Compensation Plan, Diamond 401(k) Plan, and the Diamond Nonqualified 401(k) Plan. Benefits are secured under a trust arrangement which is subject to claims of general creditors of the Company.

                                 PENSION TABLE
                           (DIAMOND RETIREMENT PLANS)

                                                   ESTIMATED ANNUAL COMBINED BENEFITS CREDITED FOR
                                                           YEARS OF SERVICE INDICATED($)(2)
   EARNINGS                                      ----------------------------------------------------
CREDITED($)(1)                                      15         20         25         30         35
--------------                                   --------   --------   --------   --------   --------
    $  250,000 ................................  $150,000   $150,000   $150,000   $150,000   $150,000
       300,000 ................................   180,000    180,000    180,000    180,000    180,000
       400,000 ................................   240,000    240,000    240,000    240,000    240,000
       500,000 ................................   300,000    300,000    300,000    300,000    300,000
       600,000 ................................   360,000    360,000    360,000    360,000    360,000
       700,000 ................................   420,000    420,000    420,000    420,000    420,000
       800,000 ................................   480,000    480,000    480,000    480,000    480,000
       900,000 ................................   540,000    540,000    540,000    540,000    540,000
     1,000,000 ................................   600,000    600,000    600,000    600,000    600,000

---------------

(1) Earnings credited include salary and bonus paid within a calendar year. At December 31, 1996, the average of the highest compensation received by the executive officers named in the Summary Compensation Table currently entitled to benefits under the Diamond Shamrock Plans, over any three years during the last ten years of employment with the Company and their credited years of service were R. R. Hemminghaus, $901,922, 13 years; W. R. Klesse, $370,079, 28 years; and J. Robert Mehall, $374,959, 24 years.

(2) Amounts shown in the Pension Table represent the maximum defined benefit values payable under the executive retirement program. Benefits are calculated without offset for social security benefits or reduction for benefits payable by previous employers. Whether these amounts actually become payable in whole or in part depends on the contingencies and conditions governing such plans, including the individual's age, date of hire, term of service as an executive officer, career earnings, amount of certain other pension plan payments, and related supplemental retirement payments received from former employers.

                           INDEBTEDNESS OF MANAGEMENT

     DIAMOND EMPLOYEE STOCK PURCHASE LOAN PROGRAM. This program was in effect prior to the Merger to encourage common stock purchases by key Diamond employees, by providing loans up to the lesser of $300,000 or 100% of their annual base salary to buy Diamond common stock on the open market. The interest rate is adjusted annually during the term of the loan to the lesser of the AFR as of the date of such adjustment, the initial AFR rate on all loans, or the weighted average rate of the current loans outstanding. As of March 15, 1997, rates of interest on loans to executive officers ranged from 4.44% to 5.90% with the AFR being 5.83%. Interest is payable annually and principal is repayable in five annual installments of 20% commencing on the fifth anniversary of the borrowing. The program has not been reactivated since the Merger. The highest amounts outstanding at any time during the last fiscal year under the Program and the amount outstanding on March 15, 1997 on loans to the executive officers of the Company which at any time since January 1, 1996 exceeded $60,000 were: R.
S. Beadle, $132,375 and $72,480, respectively;

R. R. Hemminghaus, $188,838 and $111,013, respectively; W. R. Klesse, $137,400 and $61,550, respectively; and J. Robert Mehall, $218,140 and $185,455, respectively.

     OTHER INDEBTEDNESS OF MANAGEMENT. In order to assist certain key executives of the Company in relocating to the various areas in which the Company maintains offices, the Company has a program for its executives officers and senior managers who are relocated by the Company pursuant to which the Company will provide ten-year, secured, non-interest bearing loans to be used to purchase a primary residence. During 1992, in connection with his relocation, the Company made such a loan to H. Pete Smith, the Company's Executive Vice President and Chief Financial Officer, of which a maximum of $288,750 was outstanding since January 1, 1996 and, of which $247,500 was outstanding on March 15, 1997. In addition, in June, 1996, in connection with his relocation, the Company made a similar loan to Christopher Havens, the Company's Senior Vice President-Marketing Northeast, in the amount of $397,500. The Company subsequently made a second loan for similar purposes to Mr. Havens, in the amount of $397,500. Both loans remained outstanding as of March 15, 1997, making the highest balance of all loans to Mr. Havens outstanding at any time since January 1, 1996 equal to $795,000.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with each of the named executive officers for a term of three years, except for Mr. Hemminghaus whose term is two years as Chief Executive Officer of the Company and an additional three years as Chairman of the Board, and Mr. Gaulin, whose term is five years, during the first two of which Mr. Gaulin will serve as Vice Chairman of the Board, President, and Chief Operating Officer, and during the last three of which he will serve as Chief Executive Officer of the Company (collectively the "Agreements"). Under the Agreements, termination of an executive without "cause", or voluntary termination for "good reason", will result in a lump sum payment equal to 3 times his highest annual base and bonus for the three years prior to termination.

     The Agreements define "cause" as a finding that the executive (i) committed an illegal act intended to and which did defraud the Company, (ii) engaged in gross negligence or gross misconduct in carrying out his duties or (iii) breached certain noncompete, no solicitation, and confidentiality covenants. The Agreements define "good reason" as (a) a breach by the Company of a material provision of the Agreement, (b) certain material reductions of the executive's aggregate benefits, and (c) following a change in control, termination of employment for any reason during the 13 months following the change. For executives employed by the Company prior to December 3, 1996, good reason will also include, if such executive has relocated to the Company's principal place of business prior to Mr. Gaulin becoming CEO, termination by the executive for any reason within 120 days after the involuntary termination of Mr. Gaulin's employment prior to January 1, 1999, or if Mr. Gaulin does not become CEO by such date. For Messrs. Smith and Guarino only, good reason also includes termination for any reason within the 30-day period after the 18th month following the effective date of the Merger, if notice of termination is given during the 30-day period after the 15th month following the date of the Merger.

     With respect Mr. Hemminghaus, the Agreement provides that he will resign as CEO of the Company on December 31, 1998, but will remain Chairman of the Board of the Company for two additional years. Also, should Mr. Hemminghaus be terminated prior to December 31, 1998, other than for "cause" or by voluntary termination (other than for death or disability), he will be credited with additional years of age and service under the Company's supplemental executive retirement plan as if he remained employed until December 31, 2001. If he is involuntarily terminated, without "cause", or if he voluntarily terminates for a "good reason", his termination benefits will also include a lump sum payment equal to the aggregate fees which would have been payable for the Consulting Term (as described below). The Agreement includes in the definition of "good reason", the removal of Mr. Hemminghaus from the position of CEO of the Company, prior to December 31, 1998.

     Upon expiration of Mr. Hemminghaus' employment with the Company, unless Mr. Hemminghaus' employment with the Company has terminated prior to such date other than on account of a voluntary termination, he will become a consultant to the Company for a three-year term ("Consulting Term").

Mr. Hemminghaus will be paid a consulting fee during the Consulting Term equal to one-half of his highest annual base salary during the term of his Agreement. If the consulting arrangement is terminated during the Consulting Term for any reason other than a voluntary termination by Mr. Hemminghaus, he will be entitled to a lump sum payment equal to the unpaid consulting fees for the remainder of the Consulting Term. For this purpose, a voluntary termination will not include termination on account of death, disability, removal of Mr. Hemminghaus from his position as Chairman of the Board, a change in control or, under certain circumstances, relocation of the Company's principal executive offices.

     Mr. Gaulin's agreement provides that, from the effective date of the Merger, Mr. Gaulin is the Vice-Chairman of the Board, President, and Chief Operating Officer of the Company. Upon expiration of Mr. Hemminghaus' term as CEO, Mr. Gaulin will become CEO of the Company. The initial term of the Agreement is five years to be automatically renewed, subject to any prior termination, for successive one-year periods on December 3, 2001 and each anniversary thereafter unless either party gives at least three months' prior notice of non-renewal. Base salary and severance benefits are substantially the same as those for Mr. Hemminghaus, except that the Agreement provides, (i) for no continuing consulting services following termination, (ii) enhanced retirement benefits under the Company's nonqualified and qualified retirement plans only upon an involuntary termination of employment without cause (including a voluntary termination with good reason), (iii) that "good reason," in the absence of a change in control, includes non-renewal of the Agreement by the Company, a significant reduction in Mr. Gaulin's duties, any addition of inconsistent duties, failure to elect Mr. Gaulin as CEO of the Company by January 1, 1999, and failure to elect Mr. Gaulin as Chairman of the Board of the Company by January 1, 2002, and (iv) for the payment of relocation expenses if employment is terminated prior to December 3, 1998.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on review of the copies of Section 16(a) forms furnished to the Company during the fiscal year ended December 31, 1996 and written representations of the directors and executive officers, none of the Company's directors, executive officers, and greater than ten percent beneficial owners failed to file on a timely basis the reports required by
Section 16(a), except that the following reports in connection with grants under the Director Equity Plan were inadvertently filed late: Messrs. Biggs, Bradford, Clark, and Marbut and Ms. Ortega each inadvertently failed to report receipt of 3,895 shares of restricted Common Stock and stock options covering 1,000 shares of Common Stock all granted in contingent grants effective the date of the Merger, on their reports on Form 5 which were filed February 7, 1997. Messrs. Allumbaugh, Christie, and Herman inadvertently failed to report receipt of 3,895 shares each of restricted Common Stock and stock options covering 1,000 shares of the Common Stock, in reports on Form 5 for the year ended December 31, 1996. Mr. Schaefer and Ms. Saint-Jacques inadvertently failed to report receipt of 1,948 shares each of restricted Common Stock and stock options covering 1,000 shares of Common Stock, in reports on Form 5 for the year ended December 31, 1996. All such transactions have been subsequently reported.

                 APPROVAL OF NON-EMPLOYEE DIRECTOR EQUITY PLAN
                             (ITEM 2 ON THE PROXY)

INTRODUCTION

     The Company believes it to be in the best interests of the stockholders to attract and retain highly qualified directors who take an active and ongoing interest in the Company and its affairs. It believes that end to be well served by the creation of a means by which non-employee directors can accumulate a significant equity stake in the Company, thereby more fully aligning their interests with that of the Company's other stockholders. It is for that reason that the Board has approved the Non-Employee Director Equity Plan (the

"Director Equity Plan"), and submits the Director Equity Plan to the Company's stockholders for approval. The following is a summary of the Director Equity Plan, and is qualified by reference to the full text of the Director Equity Plan which is set forth as Appendix A to this Proxy Statement. As of March 31, 1997, the closing price on the New York Stock Exchange of a share of the Company's common stock (the security underlying awards granted under the Director Equity
Plan) was $31.75.

VOTE REQUIRED

     Under Delaware law, the approval of the Director Equity Plan requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present or represented by proxy and entitled to vote at the Company's 1997 Annual Meeting. THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE DIRECTOR EQUITY PLAN.

PURPOSE

     The purpose of the Director Equity Plan is the promote the long-term success of the Company by providing the non-employee directors of the Company, its subsidiaries, and affiliates with incentives to continue their association with the Company and to view the Company from a stockholder's perspective.

ELIGIBILITY

     Persons eligible to participate in the Director Equity Plan are non-employee members of the Board and of the boards of the Company's subsidiaries and affiliates. There are ten such members as of the date of this Proxy Statement.

SHARES RESERVED

     Subject to adjustment in the event of a stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase shares of Common Stock at substantially below fair market value, or other similar event, a total of 100,000 shares of Common Stock have been reserved for issuance under the Director Equity Plan.

TYPES OF AWARDS

     The Director Equity Plan provides for the automatic formula grant of awards in the form of stock options. Restricted shares are granted to non-employee directors based on their election, subject to a minimum amount, as set forth below.

TERMS AND CONDITIONS OF STOCK OPTIONS

     As of the effective date of the Merger, each non-employee director was automatically granted a stock option with respect to 1,000 shares of Common Stock. Individuals who become non-employee directors prior to the Company's 1997 Annual Meeting will receive a stock option with respect to 1,000 shares of Common Stock as of the 1997 Annual Meeting. Thereafter, on the date of each subsequent Annual Meeting each non-employee director will receive a stock option with respect to 1,000 shares of Common Stock. All non-employee director stock options have an exercise price per share equal to the fair market value of a share of Common Stock as of the date of grant and will generally vest and become 100% exercisable on the first anniversary of the date of grant. Non-employee director options are subject to accelerated vesting in the event of death, disability, a change in control of the Company or, to a limited degree, upon retirement. The term of each stock option is ten years from the date of grant after which the option will expire. In the event a non-employee director ceases to be a member of the Board, any option then held by him will expire on the date that is five years from the date of such separation. After the holder of an option ceases to be a member of the Board, options held by him or her may be exercised only to the degree that they were vested and exercisable at the time of his or her separation.

TERMS AND CONDITIONS OF RESTRICTED SHARES

     Each non-employee director will be granted a number of restricted shares upon his or her election to the Board, based on his or her election submitted in writing, with a value equal to at least 50% ("Minimum Grant") of the amount of annual retainer to which such director would be entitled for the five years following election, without regard to committee or meeting fees. Directors elected on a date other than the date of the Company's annual meeting will receive, based on his or her elections a prorated amount of restricted shares representing the partial year prior to the next annual meeting, along with restricted shares with a value equal to at least 50% of the annual retainer to which such director would be entitled for the four years following such annual meeting. Non-employee directors may elect to receive up to 100% ("Elective Grant") of their annual retainer for the period covered by the Minimum Grant in restricted shares. Such election is made at the time the Minimum Grant is received. Restricted Common Stock awarded under the Director's Equity Plan may not be sold, transferred (by gift or otherwise), pledged, or encumbered prior to the date the restrictions lapse. The owner of restricted shares will otherwise be the owner of such shares for all purposes, entitled to all voting, dividend, and other ownership rights pertaining to such shares. Restrictions lapse on 20% of the total Minimum and Elective Grant at the time of each of the five annual meetings following the grant date, provided that, in the case of non-employee directors elected on a date other than the date of an annual meeting, restrictions will lapse on the prorated amount of shares granted with respect to the first partial year of service at the time of the annual meeting first following the date of grant. New Minimum and Elective Grants will be made to a non-employee director at the time restrictions lapse on the final increment of that director's preceding Minimum and Elective Grant. Any increase in annual retainer which occurs during the term of a grant will be reflected in a new Minimum Grant, and if appropriate, Elective Grant, covering the additional annual retainer for the remaining terms of the Minimum Grant then in effect. Each nonemployee director serving in such position at the close of the date of the Merger received a Minimum Grant, and if he or she so elected, an Elective Grant, effective as of the date of the Merger.

EFFECTIVE DATE

     If approved by the stockholders, the Director Equity Plan will be effective as of December 3, 1996, and remain in effect until May 6, 2007; provided, however, that all awards of either restricted shares or stock options shall be null and void and of no effect if the Director's Equity Plan is not approved by the stockholders.

AMENDMENT AND TERMINATION

     The Board may wholly or partially amend or otherwise modify the Director Equity Plan, provided that, except as necessary to preserve the economic value of the shares subject to the plan in the event of a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrant or rights offering to sell shares at below market value, or similar event, no such amendment will without stockholder approval increase the number of shares subject to the plan or make any other change which may require stockholder approval under the rules of any exchange on which Common Stock is traded.

NEW PLAN BENEFITS

     Insofar as non-employee directors may in their sole discretion elect to receive the Elective Grants, benefits under the Director Equity Plan cannot be fully determined. The following chart shows the contingent grants received by the nonemployee directors of the Company during the fiscal year ended December 31, 1996, valued as of the date of grant.

                               NEW PLAN BENEFITS

                       NON-EMPLOYEE DIRECTOR EQUITY PLAN

                NAME AND POSITION                   DOLLAR VALUE($)          NUMBER OF UNITS
                -----------------                   ---------------          ---------------
Non-Executive Director Group......................    $1,223,028       35,056 restricted shares,
                                                                       Common Stock
                                                      $   74,500(1)    10,000 options to purchase
                                                                       Common Stock

---------------

(1) This value is calculated as of the date of grant using the Black-Scholes option pricing model. Volatility and dividend yield assumptions are based upon actual experience in the Company's stock price change and dividends paid. These calculations assume an annualized volatility of 0.2253, an annual dividend yield of 4.08%, and a risk free rate of interest, based on the yield of U.S. Treasury STRIPS obligations with maturities comparable to the term of the options, of 6.21%.

TAX TREATMENT

     U.S. RESIDENTS. Under present U.S. federal income tax law, upon the grant of a stock option, generally no taxable income will result to the holder of such stock option, and there will be no tax effect on the Company. Upon exercise of a stock option, the holder generally realizes as ordinary income for federal income tax purposes an amount equal to the excess of the fair market value of the shares purchased on the exercised date over the exercise price. Generally, for non-employee directors the Company is entitled to a deduction in the amount of the holder's income from the award. In a subsequent taxable disposition of shares received upon exercise of a nonqualified option, the original basis of the shares is their fair market value at the time income is realized by the holder, and any capital gain or loss is determined by that basis. As a result of the rules under Section 16(b) of the Exchange Act, and depending upon the particular exemption from the provisions of Section 16(b) utilized, non-employee directors may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of stock options. Generally, non-employee directors will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular grant of stock options.

     CANADIAN RESIDENTS. Under present Canadian federal income tax law, upon the grant of any type of option, generally no taxable income will result to the holder of such option and there will be no tax effect on the Company.

     Upon exercise of an option, an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the exercise price will be included in the employment income of the holder. Provided the exercise price is not less than the fair market value of the shares on the date the option was granted, 25% of the amount so included in employment income may be deducted by the holder in the year the option is exercised.

     Upon the grant of a restricted stock award, Revenue Canada is of the view that the fair market value of the restricted shares, taking into account an appropriate discount to reflect the transfer and forfeiture conditions, must be included in computing the employment income of the holder.

     For the purposes of determining a capital gain or capital loss on a subsequent disposition of shares received upon exercise of an option or upon the grant of a restricted stock award, the cost of the shares is the amount included in employment income (before any applicable deduction of 25% thereof) plus the amount, if any, paid to acquire the shares. If restricted shares are forfeited and provided the shares have been held by a trustee, the holder may deduct the amount that had been included in income from employment upon the acquisition thereof and the holder will be deemed not to realize a capital gain or capital loss thereon.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (ITEM 3 ON THE PROXY)

     On March 4, 1997, upon the recommendation of the Audit Review Committee, the Board unanimously selected Arthur Andersen, LLP ("Arthur Andersen") to serve as the Company's independent accountants to examine the consolidated financial statements of the Company for 1997, replacing Ernst & Young LLP ("Ernst & Young") and Price Waterhouse LLP ("Price Waterhouse") upon whose report Ernst & Young expressed reliance with respect to the audit of a significant portion of the Company's operations. Stockholders are being asked to ratify this appointment. The Company has been informed that neither Arthur Andersen nor any of its partners has any direct financial interest or any material indirect financial interest in the Company or has had any connection during the past three years with the Company or its predecessors in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

     Ernst & Young served as the Company's independent accountants for the two year period ended December 31, 1996. In their report for the fiscal year ended December 31, 1996, Ernst & Young expressed reliance upon the report of Price Waterhouse with respect to the audit by Price Waterhouse of a significant portion of the operations of the Company. Neither of the reports of Ernst & Young or Price Waterhouse for the years ended December 31, 1995 and December 31, 1996, were qualified or modified as to uncertainty, audit scope, or accounting principle, except with respect to the Company's change in its method of accounting for refinery maintenance turnaround costs discussed in Note 5 to the Company's consolidated financial statements for the year ended December 31, 1996.

     In connection with the audits of the two fiscal years ended December 31, 1996 and the subsequent interim period through March 31, 1997, there were no disagreements ("Disagreements"), as defined in Item 304 (a)(1)(iv) and the Instructions to Item 304 of Regulation S-K promulgated pursuant to the Exchange Act, as amended ("Regulation S-K") between the Company and Ernst & Young or Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to their satisfaction, would have caused either Ernst & Young or Price Waterhouse to make reference in their report to the subject matter of the Disagreement.

     In connection with the audits of the two fiscal years ended December 31, 1996, and the subsequent interim period through March 31, 1997, there were no reportable events ("Reportable Events") as defined in Item 304(a)(1)(v) of Regulation S-K.

     At no time preceding March 4, 1997 has the Company consulted with Arthur Andersen on matters regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might by rendered on the Company's financial statements, or (ii) any matter that was the subject of a Disagreement with Ernst & Young or Price Waterhouse or which was a Reportable Event.

     Representatives of Arthur Andersen, Ernst & Young, and Price Waterhouse are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and voting on this proposal is required to ratify the appointment of Arthur Andersen as independent accountants for 1997.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR SUCH RATIFICATION. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                 OTHER BUSINESS

     The Board does not know of any business to be presented for consideration at the Annual Meeting, or any adjournment thereof, other than as stated in the Notice of Annual Meeting. It is intended, however, that the persons authorized under the Board's proxies may, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, or any adjournment thereof, and actually voted would be required with respect to any such matter brought to a stockholder vote.

                                 MISCELLANEOUS

SUBMISSION OF PROPOSALS BY STOCKHOLDERS

     In order to be eligible for inclusion in the Company's proxy statement for the 1998 Annual Meeting of Stockholders any proposal of a stockholder must be received by the Company at its principal executive offices in San Antonio, Texas by December 8, 1997.

PROXY SOLICITATION

     In addition to soliciting proxies by mail, directors, executive officers, and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by telegram, or in person. Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials. The Company has retained Morrow & Company, Inc. to aid in the solicitation of proxies. The fee to be paid by the Company to such firm is estimated to be $10,000 plus reimbursement for out-of-pocket costs and expenses.

BY ORDER OF THE BOARD OF DIRECTORS

PATRICK J. GUARINO
Executive Vice President,
General Counsel, and Secretary

San Antonio, Texas
April 8, 1997

                                  APPENDIX "A"

                     ULTRAMAR DIAMOND SHAMROCK CORPORATION
                       NON-EMPLOYEE DIRECTOR EQUITY PLAN

1. PURPOSE; DEFINITIONS. The purpose of the Plan is to promote the long-term success of the Company by providing the non-employee directors of the Company, its subsidiaries and its affiliates with incentives to continue their association with the Company and view the Company from a stockholder's perspective. To accomplish such purpose, the Plan provides that the Company shall grant Options and Restricted Shares.

     Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

     "Annual Meeting" shall mean an annual meeting of the stockholders of the Company.

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" shall have the meaning set forth in Section 6.

     "Committee" shall mean the Compensation Committee of the Board appointed as provided in Section 2.1.

     "Company" shall mean Ultramar Diamond Shamrock Corporation, a Delaware corporation, and any successor corporation.

     "Effective Date" shall have the meaning set forth in Section 8.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of a Share as of a given date shall mean (a) the closing sale price per Share as reported on the principal exchange on which Shares are then trading, if any, on such date, or if there are no sales on such date, on the next preceding trading day during which a sale occurred, or (b) if clause (a) does not apply, the fair market value of the Share as determined by the Committee from time to time in good faith.

     "Merger" shall have the meaning set forth in Section 8.1.

     "Option" shall mean an option to purchase Shares granted pursuant to
     Section 5.

     "Participant" shall mean a non-employee director of the Company to whom an award is granted under the Plan.

     "Plan" shall mean this Ultramar Diamond Shamrock Corporation Non-Employee Director Equity Plan, as hereinafter amended from time to time.

     "Restricted Shares" shall mean Shares that are awarded to a Participant that are subject to the restrictions described in Section 4.

     "Restricted Share Percentage" shall mean the percentage of the annual retainer to be paid in Restricted Shares.

     "Rule 16b-3" shall mean Rule 16b-3 adopted by the Securities and Exchange Commission under the Exchange Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Share" shall mean a share of the Company's Common Stock, $.01 par value.

2. ADMINISTRATION.

     2.1 Compensation Committee. The Plan shall be administered by the Committee, which shall consist of two or more individuals appointed by the Board and holding office at the pleasure of the Board. All Committee members shall be members of the Board, and must be "Non-Employee Directors," as such term is defined in Rule 16b-3, if and as such Rule is in effect. Appointment of Committee members shall be effective on acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

     2.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its terms and provisions. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be binding upon all affected persons. The Committee may delegate ministerial decisions, including, without limitation, the calculation of amounts to be included in particular awards, to any officer of the Company.

     2.3 Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee.

     2.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the awards hereunder, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

3. SHARES SUBJECT TO THE PLAN.

     3.1 Total Shares Reserved. Subject to adjustment pursuant to Section 3.3, the total number of Shares that are issued or transferred under the Plan shall not in the aggregate exceed 100,000 Shares. Such Shares may be treasury Shares or Shares of original issue or a combination of the foregoing.

     3.2 Reissuance of Certain Shares. If the term of an Option expires with all or a portion of such Option unexercised, any Shares that were covered by the unexercised portion of such Option shall again be available for issuance or transfer hereunder. Upon full or partial payment of the exercise price of any Option by transfer to the Company of Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Shares actually issued or transferred by the Company determined by subtracting the number of Shares so transferred or relinquished. If Restricted Shares are forfeited, the corresponding Shares shall again be available for issuance or transfer hereunder.

     3.3 Changes in Company's Shares. In the event of any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares at a price substantially below fair market value, or other similar corporate event that affects the Restricted Shares or the Options such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be granted or optioned and sold in the aggregate or to any non-employee director,
(ii) the number and kind of shares subject to outstanding Options and Restricted Shares, and (iii) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a non-employee director; provided, however, that the number of Shares subject to any Option or Restricted Shares will always be a whole number.

4. RESTRICTED SHARES.

     4.1 Award of Restricted Shares.

          (i) Grant of Restricted Shares. Subject to Section 4.1(iii), each non-employee director elected to the Board shall be granted Restricted Shares on the date of his or her election to the Board. Such

     Restricted Shares shall be in lieu of at least 50% of the non-employee director's annual retainer, without regard to amounts paid as committee or meeting fees, to which he or she would otherwise be entitled during the five years following the date of grant; provided, however, that if a non-employee director is elected to the Board on a date other than the date of an Annual Meeting, such non-employee director's grant of Restricted Shares with respect to the amount of his or her first year's annual retainer shall be pro-rated to reflect his or her partial year of Board membership. The non-employee director shall indicate the applicable Restricted Share Percentage by an election in writing made prior to the commencement of the relevant period of service or prior to the initial grant made pursuant to Section 4.1(iii), as the case may be.

          (ii) Additional Grants. Each non-employee director shall be granted additional Restricted Shares on the date of the fifth Annual Meeting that follows the initial date of grant of Restricted Shares made pursuant to this Section, and on each succeeding fifth Annual Meeting thereafter.

          (iii) Initial Grant of Restricted Shares Under the Plan. The initial grant of Restricted Shares under this Plan shall be made on the Effective Date to each individual serving as a non-employee director of the Company as of the close of the Effective Date. Such grant shall be determined as if the non-employee director had first been elected to the Board on such date, without regard to whether or not the director was so elected.

          (iv) Written Agreement. Each grant of Restricted Shares shall be evidenced by a written agreement in such form as approved by the Committee, and shall be subject to the additional terms and conditions set forth in this Section 4.

     4.2 Increase in Annual Retainer. Any increase in annual retainer fees paid to a non-employee director by the Company shall be reflected in an additional grant for the balance of the vesting period remaining on such non-employee director's outstanding grant made pursuant to this Section. The number of Restricted Shares to be included in such grant and the vesting of such Restricted Shares shall be determined in a manner consistent with the provisions of Sections 4.1 and 4.4.

     4.3 Calculation of Award of Restricted Shares. The total number of Restricted Shares included in each grant shall be equal to: (i) the amount of the non-employee director's annual retainer for the five-year period (or pro-rated period pursuant to Section 4.1), multiplied by the Restricted Share Percentage, (ii) with the result in clause (i) divided by the Fair Market Value per Share on the date of grant of the Restricted Shares, and (iii) with the result in clause (ii) rounded up to the next whole number of Restricted Shares.

     4.4 Lapse of Restrictions. Restricted Shares shall be forfeited or become nonforfeitable on the following basis.

          (i) One-fifth (20%) of the Restricted Shares subject to each grant shall become transferable and nonforfeitable as of the first Annual Meeting following the date of such grant. An additional one-fifth (20%) shall become transferable and nonforfeitable as of the next four Annual Meetings following the date of grant. If a non-employee director is elected to the Board on a date other than the date of an Annual Meeting, the number of Restricted Shares that become transferable and nonforfeitable on the date of the Annual Meeting following the date of such election shall be equal to the prorated number of Restricted Shares granted with respect to the partial year of service as a member of the Board for the period ending on the date of the Annual Meeting that immediately follows the date of election; the remaining Restricted Shares in the grant shall become transferable and nonforfeitable ratably over the remainder of the vesting period of the grant as of each succeeding Annual Meeting. A grant made pursuant to Section 4.1(iii) shall be treated for purposes of this Section
     4.4 as if the non-employee director had first been elected to the Board on the date of such grant, without regard to whether or not the director was so elected.

          (ii) Upon termination of service as a non-employee director, (a) if termination occurs other than as of an Annual Meeting, the number of Restricted Shares that would have become vested and nonforfeitable at the Annual Meeting that immediately follows such termination shall be reduced ratably to reflect the number of months during which the non-employee director was serving as a Board member during the period commencing on the date of the immediately preceding Annual Meeting, and (b) any balance of the Restricted Shares shall be forfeited.

     4.5 Terms and Conditions of Awards of Restricted Shares.

          (i) Rights as Stockholder. Each award of Restricted Shares shall constitute a transfer of the ownership of Shares to the non-employee director in consideration of the performance of services, entitling such non-employee director to voting, dividend and other ownership rights, but subject to the forfeiture and transfer restrictions provided in this Section and in Section 8.1. No additional consideration shall be due in connection with any such award.

          (ii) Transfer Restrictions. Restricted Shares that have not yet become non-forfeitable may not be sold, transferred (including, without limitation, transfer by gift or donation), pledged or encumbered prior to the date, if any, on which they become nonforfeitable and shall bear appropriate legends.

          (iii) Additional Securities. Any new or additional Shares or other securities to which a non-employee director, by virtue of awards of Restricted Shares hereunder, becomes entitled due to a stock dividend, stock split, recapitalization, merger or other event shall be subject to all terms and conditions of the Plan, including this Section.

5. OPTIONS.

     5.1 Grant of Options.

          (i) Number of Shares Subject to Grant. Each Option shall be with respect to 1,000 Shares.

          (ii) Grant Dates. An Option shall be granted on the date of each Annual Meeting after 1997 to each individual serving as a non-employee director of the Company as of the close of such Annual Meeting.

          (iii) Initial Grant of Options Under the Plan. The initial grant of Options under this Plan shall be made (a) on the Effective Date to each individual serving as a non-employee director of the Company as of the close of the Effective Date, and (b) with respect to a non-employee director not described in clause (a) who is initially elected to the Board prior to the 1997 Annual Meeting of the Company, on the date of the 1997 Annual Meeting of the Company.

          (iv) Written Agreement. Each grant of Options shall be evidenced by a written agreement in such form as approved by the Committee and shall be subject to the additional terms and conditions set forth in this Section.

     5.2 Terms and Exercise of Options.

          (i) Exercisability of Options. Except as provided in Section 5.2(iii) below, 100% of the Option shall become exercisable (a) at the Annual Meeting following the date of grant, or (b) in the case of an Option granted pursuant to Section 5.1(iii)(a), on the first anniversary of the date of grant.

          (ii) Term. An Option shall expire ten years from the date the Option is granted and shall be subject to earlier termination as hereinafter provided. Once an Option becomes exercisable, it may thereafter be exercised, wholly or in part, at any time prior to its expiration or termination. In the event of the non-employee director's termination from service on the Board, other than as provided in Section 5.2(iii), an outstanding Option may be exercised only to the extent it was exercisable on the date of such termination and shall expire five years after such termination, or on its stated expiration date, whichever occurs first.

          (iii) Early Vesting. Upon the occurrence of any of the following events, the Option shall become immediately and fully exercisable:

           (a) the death of the non-employee director;

           (b) the disability of the non-employee director; or

           (c) a Change in Control.

          Upon the retirement of the non-employee director from the Board after attaining age 70, the Option shall become immediately and fully exercisable in proportion to the director's actual period of service during the vesting period of the Option.

     5.3 Exercise Price. The exercise price of an Option granted to a non-employee director shall be equal to the Fair Market Value per Share on the date of grant.

     5.4 Payment. An Option may be exercised by a non-employee director only upon payment to the Company in full of the exercise price of the Option corresponding to the portion of the Option to be exercised. Such payment shall be made in cash or in Shares previously owned by the non-employee director for more than six months, or in a combination of cash and such Shares.

     6. CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" shall be deemed to occur upon the occurrence of any of the following events:

     6.1 The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization, less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transactions is held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

     6.2 The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer, less than 50% of the combined voting power of the then-outstanding voting securities of such corporation or person are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

     6.3 There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of Directors of the Company ("Voting Stock");

     6.4 The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

     6.5 If during the period of two consecutive years individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period (excluding for this purpose the election of any new director in connection with an actual or threatened election or proxy contest).

     Notwithstanding the foregoing provisions of Section 6.3 or 6.4 hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan solely because the Company, an entity in which the Company directly or beneficially owns 50% or more of the voting securities of such entity, any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership. Notwithstanding the foregoing provisions of this Section, the merger shall not constitute a Change in Control.

     7. STOCK OWNERSHIP GUIDELINES. It is recommended that each non-employee director own Shares with a Fair Market Value of not less than 300% of the non-employee director's annual retainer (without regard to amounts paid as committee or meeting fees). It is further recommended that each non-employee director attain such level of ownership of Shares not later than the third anniversary of his or her initial election to the Board (or of the Effective Date, in the case of an individual serving as a non-employee director at the close of the Effective Date), and maintain such level of stock ownership thereafter while serving as a non-employee director of the Company. For purposes of applying the foregoing guidelines, a non-employee director shall be considered as owning: (i) Shares personally or beneficially held; (ii) Shares held in a Company-sponsored program; and (iii) Restricted Shares.

8. MISCELLANEOUS.

     8.1 Effective Date. The Plan shall become effective (the "Effective Date") as of the effectiveness of the merger (the "Merger") between Diamond Shamrock, Inc., a Delaware corporation, and Ultramar Corporation, a Delaware corporation, with Ultramar Corporation as the surviving entity, in accordance with the Agreement and Plan of Merger between such corporations, dated as of September 22, 1996, subject to approval of the Plan by the stockholders of the Company, and shall continue in effect until the tenth anniversary of such approval. Any award made under the Plan shall be null and void and of no effect and any distributions theretofore made with respect to Restricted Shares shall be forfeited if the Plan is not so approved.

     8.2 Amendment, Suspension or Termination of the Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, that except as provided in Section 3.3, no such amendment shall, without the further approval of the stockholders of the Company, (a) increase the maximum number of Shares specified in Section 3.1, or (b) make such other change as may require stockholder approval under the rules of any exchange on which Shares are traded. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any award therefore granted. No awards may be granted under the Plan during any period of suspension nor after termination of the Plan, and in no event may any awards be granted under the Plan after ten years from the date the Plan is approved by stockholders.

     8.3 Transferability. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

     8.4 Effect on Other Compensation. The adoption and implementation of the Plan shall not in any way limit the authority of the Company to make other awards of Shares or rights related to Shares to its non-employee directors or other persons on terms that are similar or dissimilar to those of the Plan.

     8.5 Regulations and Other Approvals; Governing Law.

          (a) The obligation of the Company to sell or deliver Shares with respect to any award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          (b) The Committee may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

          (c) Each award under the Plan is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

          (d) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

     8.6 Governing Law. The Plan and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

     8.7 Right to Continued Service. Nothing contained herein shall be construed to confer upon any non-employee director the right to continue to serve as a director of the Company or in any other capacity.

     8.8 Titles; Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates. Any reference to a section (other than to a section of the Plan) shall also include a successor to such section.

                                     PROXY
                     ULTRAMAR DIAMOND SHAMROCK CORPORATION

[x] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

      THE SOLICITATION OF THESE CONFIDENTIAL VOTING INSTRUCTIONS IS MADE
                     ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned as a participant in one or both Ultramar Diamond Shamrock Corporation Employee Stock Ownership Plans (the "ESOP Plans"), and/or the Ultramar Diamond Shamrock Corporation 401(k) Plans (along with the ESOP Plans, collectively the "Plans") hereby instructs the Trustee of the respective Plans to appoint Roger Hemminghaus, Jean Gaulin, and Patrick J. Guarino, and each of them, with full power of substitution, the attorney and proxy of the said Trustee to represent the interests of the undersigned in Ultramar Diamond Shamrock Corporation Common Stock held under the terms of said Plan(s), at the Annual Meeting of Shareholders of Ultramar Diamond Shamrock Corporation to be held on May 6, 1997 and any adjournment thereof, and to vote, with all powers the Trustee would possess if present, (a) all shares of Common Stock ("Common Stock") credited to the undersigned's account(s) under said Plan(s) as of the record date for the Annual Meeting ("Allocated Shares") and (b) the proportionate number of Non-Directed and Unallocated Shares of Common Stock as to which the undersigned is entitled to direct the voting in accordance with the provisions of the ESOP Plan(s), upon the following matters and upon any other business that may properly come before the meeting or any adjournment thereof.


Please be sure to sign and date this Proxy in the box below.
                                                               ------
                                                                Date
-------------------------       -----------------------------
Stockholder sign above          Co-holder (if any) sign above


                                  ESOP 401(K)

1. Election of 4 directors, each for a three-year term expiring in 2000:

                                                            FOR ALL
        FOR                         WITHHOLD                EXCEPT
        [ ]                           [ ]                    [ ]

  Nominees: Byron Allumbaugh, E. Glenn Biggs, Katherine D. Ortega, and
            Madeleine Saint-Jacques

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


----------------------------------------------------------------------------

2. Approval of the Company's Non-Employee Director Equity Plan.

        FOR                         AGAINST                ABSTAIN
        [ ]                           [ ]                    [ ]

3. Ratification of appointment of Arthur Andersen, L.L.P. as independent accountants.

        FOR                         AGAINST                ABSTAIN
        [ ]                           [ ]                    [ ]

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3. You may specify your choices on the items by marking the appropriate boxes. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

   By completing, signing and returning this voting instruction card, the undersigned will be acting as a named fiduciary under the Employee Retirement Income Security Act of 1974, as amended, for the Plan in which the undersigned participates and will be voting all Allocated Shares as well as all Non-Directed and Unallocated Shares of Common Stock held by the ESOP Plans the same way. Any participant wishing to vote the Non-Directed and Unallocated Shares held by the ESOP Plans differently from the Allocated Shares or not wishing to vote the Non-Directed and Unallocated Shares held by the ESOP Plans at all may do so by requesting a separate voting instruction card from Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016.

   Non-Directed Shares are those shares of Common Stock, allocated to a participant account under the ESOP Plans, but for which a voting instruction card is not timely received by the Trustees. Unallocated Shares are those shares of Common Stock which remain Unallocated under the ESOP Plans.


--------------------------------------------------------------------------------

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                     ULTRAMAR DIAMOND SHAMROCK CORPORATION

-------------------------------------------------------------------------------
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
-------------------------------------------------------------------------------

                                REVOCABLE PROXY
                     ULTRAMAR DIAMOND SHAMROCK CORPORATION

[x] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING ON MAY 6, 1997

   The undersigned hereby appoints Roger R. Hemminghaus, Jean Gaulin, and Patrick J. Guarino, and any of them, each with full power of substitution and resubstitution, as proxies to represent and to vote all shares which the undersigned may be entitled to vote as of the record date at the Annual Meeting of Stockholders of Ultramar Diamond Shamrock Corporation to be held on May 6, 1997, and any adjournment thereof.

   The following items of business to be acted upon are listed in the Notice of Annual Meeting and described in the Proxy Statement:


Please be sure to sign and date this Proxy in the box below.
                                                               ------
                                                                Date
-------------------------       -----------------------------
Stockholder sign above          Co-holder (if any) sign above



1. Election of 4 directors, each for a three-year term expiring in 2000:

                                                            FOR ALL
        FOR                         WITHHOLD                EXCEPT
        [ ]                           [ ]                    [ ]

  Nominees: Byron Allumbaugh, E. Glenn Biggs, Katherine D. Ortega, and
            Madeleine Saint-Jacques

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


----------------------------------------------------------------------------

2. Approval of the Company's Non-Employee Director Equity Plan.

        FOR                         AGAINST                ABSTAIN
        [ ]                           [ ]                    [ ]

3. Ratification of appointment of Arthur Andersen, L.L.P. as independent accountants.

        FOR                         AGAINST                ABSTAIN
        [ ]                           [ ]                    [ ]

   The Board of Directors recommends a vote FOR items 1, 2, AND 3. You may specify your choices on the items by marking the appropriate boxes. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

   Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                    ULTRAMAR DIAMOND SHAMROCK CORPORATION
-------------------------------------------------------------------------------

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
-------------------------------------------------------------------------------